SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to § 240.14a-12

WGNB CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING
PROXY STATEMENT
APPROVAL OF WGNB CORP. 2003 STOCK INCENTIVE PLAN
NOMINATION AND ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
STOCK PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
APPENDIX “A”
Section 1
PLAN INFORMATION
Section 2
PLAN DEFINITIONS
Section 3
PLAN ADMINISTRATION
Section 4
STOCK SUBJECT TO THE PLAN
Section 5
PERFORMANCE-BASED COMPENSATION
Section 6
STOCK OPTIONS
Section 7
RESTRICTED STOCK
Section 8
PERFORMANCE SHARES
Section 9
PERFORMANCE-BASED UNIT AWARDS
Section 10
PLAN OPERATION
FORM OF PROXY

WGNB CORP.
201 Maple Street
Carrollton, Georgia 30117

NOTICE OF ANNUAL MEETING
to be held on April 8, 2003

To the Shareholders of WGNB Corp.:

      NOTICE IS HEREBY GIVEN that WGNB Corp. will hold its 2003 Annual Meeting of Shareholders on Tuesday, April 8, 2003, at 3:00 p.m., local time, at the Carrollton Cultural Arts Center located at 251 Alabama Street, Carrollton, Georgia 30117 for the following purposes:

1.	To approve the WGNB Corp. 2003 Stock Incentive Plan (Proposal One);

2.	To elect five Class III directors to serve on the Company’s Board of Directors until the 2006 Annual Meeting of Shareholders (Proposal Two);

3.	To transact any other business that may properly come before the Meeting and any adjournments or postponements thereof.

      These items and other matters relating to the meeting are more fully discussed in the Proxy Statement that accompanies this notice. Also accompanying this Notice and Proxy Statement is a copy of the Company’s 2002 Annual Report to Shareholders.

      Holders of record of the Company’s common stock at the close of business on March 19, 2003, are entitled to receive notice of and to vote at the meeting. We will make available at the Company’s main office, located at 201 Maple Street, Carrollton, Georgia 30117, a list of shareholders as of the close of business on March 19, 2003, for inspection during normal business hours during the ten-day period immediately preceding the meeting. The list of shareholders will also be available for examination at the meeting until its adjournment.

      Whether or not you expect to attend the meeting, please sign and date the accompanying proxy card and return the proxy card promptly in the enclosed postage paid reply envelope. Your prompt return of the proxy card will help the Company prepare for the meeting. If you return an executed proxy card and later decide to attend the meeting, you may revoke your proxy at the meeting and vote your shares in person by ballot.

By Order of the Board of Directors,

WGNB Corp.

/s/ L. Leighton Alston L. Leighton Alston President & Chief Executive Officer

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Carrollton, Georgia
March 24, 2003

WGNB Corp.
201 Maple Street
Carrollton, Georgia 30117

ANNUAL MEETING OF SHAREHOLDERS
to be held on April 8, 2003

PROXY STATEMENT

      The Board of Directors of WGNB Corp. (the “Company”) furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2003 Annual Meeting of Shareholders of the Company. The meeting will be held on Tuesday, April 8, 2003, at 3:00 p.m., local time, at the Carrollton Cultural Arts Center located at 251 Alabama Street, Carrollton, Georgia 30117 for the purposes set forth in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. The proxies also may be voted at any adjournments or postponements of the meeting. The Company is sending this Proxy Statement to each holder of record of the Company’s common stock, $1.25 par value per share, as of March 19, 2003, the record date for the meeting (the “Record Date”).

      The Company will be mailing this Proxy Statement and the accompanying form of proxy to its shareholders beginning March 24, 2003.

Execution and Revocation of Proxies

      If a shareholder completes and signs the enclosed proxy as instructed and returns the proxy to the Secretary of the Company so that it is received at or before the meeting, the shares of common stock represented by the proxy will be voted at the meeting in accordance with the instructions on the proxy. Proxies that are not properly executed or are not received by the Secretary at or before the meeting will not be effective.

      A duly authorized person should sign each proxy on the shareholder’s behalf if the shareholder is a corporation, partnership, trust or other entity. If the shares of common stock represented by a proxy are registered in more than one name, each registered owner should sign the proxy. If an authorized person executes the proxy pursuant to a power of attorney or as an executor, administrator, trustee or guardian, the person should include his or her full title on the proxy and enclose a certificate or other evidence of appointment with the proxy when delivering it to the Secretary. Proxies that are not properly executed will not be effective.

      A shareholder can revoke a proxy at any time prior to the exercise of the authority granted under that proxy. A proxy may be revoked by a shareholder in any of the following ways:

•	by attending the meeting and giving oral notice of the shareholder’s election to vote in person by ballot;

•	by delivering to the Secretary an instrument revoking the proxy prior to the vote; or

•	by delivering a later-dated, properly executed proxy with respect to shares covered by the original proxy.

Action to Be Taken under the Proxy Card

      Unless instructed otherwise on a proxy, shares of common stock represented by a properly executed proxy will be voted at the meeting “For” approval of the WGNB CORP. 2003 STOCK INCENTIVE PLAN and “For” the election of each of the Board of Directors nominees named under the heading “NOMINATION AND ELECTION OF DIRECTORS”. As of the date of this Proxy Statement, the Company’s management knows of no other matter to be brought before the meeting. Should any other matter properly come before the meeting, all shares of common stock represented by effective proxies will be voted, at their discretion, by the persons acting under such proxies.

Voting Rights

      Only holders of record of shares of common stock at the close of business on the Record Date are entitled to vote at the meeting or adjournments or postponements of the meeting. At the close of business on the Record Date, there were 3,307,767 shares of common stock outstanding. Each shareholder will have one vote for each share of common stock held by the shareholder as of the Record Date.

      Quorum Requirements. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock constitutes a quorum for purposes of the election of directors by the holders of common stock and for purposes of voting on any other matter that may be presented at the meeting. Abstentions with respect to a proposal and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted as present for purposes of establishing a quorum.

      Election of Directors. If a quorum is present at the meeting, the holders of common stock will elect five directors. Pursuant to the Georgia Business Corporation Code, directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote. Cumulative voting will not be applicable to the election of directors at the meeting.

      Approval of the 2003 Stock Incentive Plan and Other Matters. For purposes of approval of the 2003 Stock Incentive Plan and any other vote occurring at the meeting, if a quorum is present, the proposal will pass if the votes cast “for” the action exceed the votes cast “against” the action, unless otherwise provided in the Company’s Articles of Incorporation, its Bylaws or the Georgia Business Corporation Code. Shares not voted with respect to any such matters (whether by abstention or broker non-vote) will not be included in vote totals and will not impact the vote. As of the date of this Proxy Statement, the Company knows of no matters other than the approval of the 2003 Stock Incentive Plan and the election of directors to be presented for action at the meeting.

      The Company’s common stock is traded on the NASDAQ SmallCap Market under the trading symbol “WGNB”.

APPROVAL OF WGNB CORP. 2003 STOCK INCENTIVE PLAN
(Proposal One)

      The WGNB Corp. 2003 Stock Incentive Plan (the “2003 Incentive Plan”) was adopted by the Board of Directors on February 11, 2003, subject to the approval by the Company’s shareholders at the meeting. The 2003 Incentive Plan provides for awards in the form of stock options, restricted stock, performance shares and performance units. The Board of Directors believes that the ability to issue stock in the form of stock options, restricted stock or otherwise is important to attract and to encourage the continued employment and service of key employees by facilitating their purchase of an equity interest in the Company. The purpose of the 2003 Incentive Plan is to further the growth and success of the Company by enabling selected employees to acquire shares of the Company’s common stock, thereby increasing their personal interest in such growth and success, and to provide a means of rewarding outstanding performance by such persons. Since 1994, the Company has granted stock options to key employees from time to time under the WGNB Corp. 1994 Incentive Stock Plan (the 1994 Plan). However, the 1994 Plan only reserved 160,000 shares of common stock for grants under that plan and, as of February 11, 2003, there were no remaining shares of common stock available for stock option grants. The Board of Directors believes that it is advisable that the Company and its shareholders continue to have the incentive of stock options and other stock based awards available as a means of attracting and retaining officers and other key employees. As of the Record Date, no options or other awards relating to the Company’s common stock have been granted under the 2003 Incentive Plan and the Company has no specific plans for the granting of stock options or other awards during its current fiscal year. If the 2003 Incentive Plan is approved by the Company’s shareholders, grants of stock options or other awards would be made to certain eligible participants beginning in the 2004 fiscal year. Approximately 37 employees of the Company and its subsidiaries are currently eligible to participate in the 2003 Incentive Plan although awards will only be made in the discretion of the Executive Compensation and Management Succession Committee (the committee of the Board of Directors to whom plan administration has been delegated) based on the criteria this committee deems appropriate.

      The principal provisions of the 2003 Incentive Plan are summarized below. This summary is not complete and is qualified in its entirety by reference to the 2003 Incentive Plan, a copy of which is being filed as Appendix A to this Proxy Statement.

Description of the 2003 Incentive Plan

      Types of Awards Available and Potential Recipients. The 2003 Incentive Plan permits awards of stock options, restricted stock, performance shares and performance-based unit awards. Options may be “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and “nonqualified stock options” (those that do not qualify as incentive stock options under Section 422 of the Code). The Company may also make awards of “restricted stock” (which is common stock that is issued but remains subject to certain conditions, restrictions and contingencies), “performance shares” (which gives the recipient a right to receive common stock subject to the satisfaction of specific performance criteria and other conditions) and “performance-based units” (which gives the recipient of the award the right to receive a cash payment, subject to the satisfaction of specific performance criteria and other conditions). Key employees of WGNB Corp. and the Bank are eligible to receive awards under the 2003 Incentive Plan.

      Plan Administration. The 2003 Incentive Plan is administered by the Executive Compensation and Management Succession Committee of the Board of Directors comprised entirely of outside directors. This Committee has the authority to interpret, establish and rescind any rules and regulations relating to the 2003 Incentive Plan and to determine the persons to whom and the terms under which awards will be made.

      Stock Options. All of the 660,000 shares of common stock reserved under the 2003 Incentive Plan may be issued under incentive stock option grants but only 350,000 of these reserved shares may be issued under nonqualified stock option grants. The exercise price for an incentive stock option may not be less than 100% of the fair market value of the common stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee who owns (or is deemed to own) stock possessing more than 10% of the total combined voting control of the Company or any affiliate thereof). The exercise price for a nonqualified stock option may not be less than 85% of the fair market value of the common stock on the date of grant. The maximum option term is 10 years (5 years in the case of an incentive stock option granted to an optionee who owns (or is deemed to own) stock possessing more than 10% of the total combined voting control of the Company or any affiliate thereof). Options may be exercised at any time after grant, subject to vesting and except as otherwise provided in the particular option agreement. No option may be granted more than 10 years after the effective date of the 2003 Incentive Plan. Options are non-transferable other than by will or the laws of descent and distribution. No individual may be granted, in any calendar year, stock options under the 2003 Incentive Plan which are exercisable with respect to more than 100,000 shares of common stock.

      The Committee determines the exercise periods for options which generally vest and become exercisable over a five-year period from the date of the option grant as long as the optionee continues in the employ of the Company. Vesting is typically accelerated in the event of the optionee’s death, disability, retirement (after age 60 with 25 years of service with the Company or after age 65 with no additional limitations) or, in the Committee’s sole discretion, upon a change of control of the Company. The Committee may also include in each option agreement additional limitations with respect to the options in its discretion including the satisfaction of specified performance measures. Payment for shares purchased upon the exercise of options under the 2003 Incentive Plan may be made in cash or by exchanging shares of the Company’s common stock owned by the optionee at least six months with a fair market value equal to the total option exercise price. Upon an option grant, the Committee may provide that a reload option accompanies the stock option. A reload option is a stock option automatically granted to an employee in good standing who exercises a previously held stock option by surrendering common stock for part or all of the exercise price. The reload option, if designated, would be in an amount equal to the number of shares surrendered in payment of an option exercise price but would have the same terms and conditions as the related original stock option except that the exercise price would be the fair market value of the Company’s common stock as of the date of grant of the reload option. In addition, the reload option is typically fully exercisable six months after its date of grant.

      If an employee’s employment with the Company or its subsidiaries terminates by reason of death, disability or retirement, his or her options may be exercised within one year after such death, disability or retirement or the expiration of the option, whichever shall first occur. If an employee’s employment terminates for cause, the employee’s options shall terminate and the employee shall have no further right to purchase shares of common stock pursuant to such options. If termination occurs without cause, then his or her options, to the extent exercisable at such termination date, may be exercised within three months after such termination date.

      Restricted Stock. The 2003 Incentive Plan allows the Committee to make awards of restricted stock to plan participants. The maximum number of shares that may be awarded to any individual during a calendar year is 100,000 shares.

      As with stock options, the Committee determines the restrictions applicable to the restricted stock including the manner in which the restricted stock will become nonforfeitable and transferable. Unless the Committee specifies to the contrary in the restricted stock agreement, an award of restricted stock shall become vested and nonforfeitable on the fifth anniversary of the date of grant if the recipient of the award is an employee of the Company or its subsidiaries on that date and, before the fifth anniversary of the date of the award, no portion of the restricted stock shall be vested. As with stock options, vesting is typically accelerated in the event of the recipient’s death, disability, retirement or, in the Committee’s sole discretion, upon a change of control of the Company unless the restricted stock award specified that vesting was subject to satisfaction of other vesting requirements (such as meeting a target performance level) in addition to the requirement that the recipient remain employed for a specified time period. In that event, a portion of the shares subject to the award become vested and nonforfeitable equal to the proportion of the time completed as of the date of the acceleration event to the total performance measurement period specified in the award.

      Unless the Committee decides otherwise upon a particular grant, all shares of restricted stock that remain subject to restriction upon the recipient’s termination of employment for any reason other than death, disability, retirement or, in the Committee’s sole discretion, upon a change of control shall be forfeited by the recipient. Although the recipient shall have immediate rights of ownership in the shares of restricted stock (including the right to vote the shares and the right to receive dividends), as long as the shares are still subject to restriction, a recipient may not sell, transfer or otherwise dispose of the restricted stock awarded under the 2003 Incentive Plan.

      Performance Shares and Performance Units. The 2003 Incentive Plan allows the Committee to make awards of performance shares to plan participants. A performance share is the right to receive one share of common stock in the future, subject to such conditions, restrictions and contingencies as the Committee determines, including specifically the satisfaction of specified performance measures. The maximum number of performance shares that may be awarded to any individual during a calendar year is 100,000 shares. Performance goals may be established and measured by such things as net earnings, net income, operating income, profit margins, stock price and revenues or sales, among others.

      The Committee determines the restrictions applicable to the performance shares including the manner in which performance shares shall vest and become nonforfeitable and any other conditions, restrictions and contingencies to which the performance shares are subject. As to the performance criteria, the Committee determines the period over which performance is to be measured, the specific performance measures which must be satisfied before the performance shares are to become vested and nonforfeitable, the specific dates as of which performance measures are to be measured and whether the performance shares are eligible for dividend credit. As with restricted stock awards, vesting of performance shares is typically accelerated in the event of the recipient’s death, disability, retirement or, in the Committee’s sole discretion, upon a change of control of the Company unless the performance shares remain subject to performance criteria. In that event, a portion of the shares subject to the award become vested and nonforfeitable equal to the proportion of the time completed as of the date of the acceleration event to the total performance measurement period specified in the award.

      Unless the Committee decides otherwise, all performance shares that remain subject to restriction upon the recipient’s termination of employment for any reason other than death, disability, retirement or, in the Committee’s sole discretion, change of control shall be forfeited by the recipient. Until vesting, performance shares are represented by a bookkeeping entry in the Company’s records and are not considered outstanding shares of common stock of the Company. Thus, the award recipient will have no voting rights or rights to dividends with respect to such performance shares. Upon vesting, however, that number of shares of common stock will be issued to the recipient equal to the number of performance shares then vested. Upon issuance of the shares of common stock, the recipient shall have immediate rights of ownership in the shares including the right to vote the shares and the right to receive dividends. A recipient may not sell, transfer or otherwise dispose of the performance shares awarded under the 2003 Incentive Plan until they have vested and the common stock is issued.

      The 2003 Incentive Plan allows the Committee to make awards of performance units to plan participants. A performance unit is the right to receive a cash payment in the future, subject to such conditions, restrictions and contingencies as the Committee determines, including specifically the satisfaction of specified performance measures. The maximum number of performance units that may be awarded to any individual during a calendar year is 100,000 units. The conditions, restrictions and contingencies to which a performance award is subject are similar to those applicable to performance shares including how performance goals may be established and measured, vesting restrictions and the effect of a recipient’s termination of employment and a prohibition against selling, transferring or disposing of a performance unit award.

      Shares Reserved Under Plan. The 2003 Incentive Plan provides that 660,000 shares will initially be reserved for issuance thereunder plus any shares of common stock that remain available for grant under the 1994 Plan upon the effective date of the new plan. While there were no shares of common stock available for grant under the 1994 Plan as of February 11, 2003, to the extent outstanding options granted under the 1994 Plan are forfeited, those shares would be available for grant under the 2003 Incentive Plan. The Company may use shares from any of the following sources in making grants under the 2003 Incentive Plan: authorized but unissued shares of common stock; shares of common stock purchased by the Company in the open market; shares of common stock held by the Company in its treasury; and shares from previous grants that are forfeited, canceled or expired. In the event the number of outstanding shares of common stock is increased or decreased or shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the Company, the Company shall proportionately adjust the number and kinds of shares for which options or other awards may be granted under the 2003 Incentive Plan and for which options or other awards are outstanding so that a holder’s proportionate interest immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding options shall not change the aggregate option price but shall include a corresponding proportionate adjustment in the option price per share.

      If the Company or its subsidiaries is part of any reorganization involving the merger, consolidation or acquisition of the Company’s common stock or the assets of the Company or its subsidiaries, the Committee may decide that:

•	any or all outstanding awards shall pertain to the securities of the resulting corporation (with appropriate adjustment as deemed necessary by the Committee);

•	any or all outstanding stock options shall become immediately and fully exercisable to the extent permitted under federal or state securities laws;

•	any or all outstanding stock options shall become immediately and fully exercisable and shall be terminated after giving at least 30 days notice to the option holder; and/or

•	any or all awards of restricted stock, performance shares and performance units shall become immediately and fully vested, nonforfeitable and/or payable.

      The 2003 Incentive Plan may be amended by the Board of Directors at any time subject to shareholder approval as required by the NASDAQ Stock Market and rules governing the grant of incentive stock options. Unless previously terminated, the 2003 Incentive Plan will terminate automatically on February 11, 2013, the tenth anniversary of the date of adoption of the 2003 Incentive Plan by the Board of Directors. No termination, suspension or amendment of the 2003 Incentive Plan may, without the consent of the recipient to whom an award has been made, adversely affect the rights of the recipient of the award.

Federal Income Tax Consequences of the 2003 Incentive Plan

      The following summary constitutes a brief overview of the principal U.S. federal income tax consequences relating to awards that may be made under the 2003 Incentive Plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

      Stock Options. The grant of an option is not a taxable event for the optionee or the Company. With respect to “incentive stock options,” an optionee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee’s alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain securities law restrictions, the determination of the amount included in the alternative minimum taxable income may be delayed, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. If, however, a disqualifying disposition occurs in the year in which the option is exercised, the maximum amount that will be included in income for purposes of alternative minimum tax is the gain on the disposition of the stock. This excess increases the optionee’s basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). Generally, the Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

      For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company or a subsidiary from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period is waived.

      If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize as ordinary income upon the disposition of the shares an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price. However, if the optionee was subject to certain restrictions under the securities laws at the time the option was exercised, the measurement date may be delayed, unless the optionee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option was exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Company complies with applicable reporting (if any) and other requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

      If, pursuant to an option agreement, an optionee exercises an incentive option by tendering shares of common stock meeting certain requirements with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a non-taxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive option and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee’s basis in the shares would be taxable.

      Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Company complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-incentive option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company will not realize any tax consequences as a result of the disposition of shares acquired upon exercise of a non-statutory stock option.

      If, pursuant to an option agreement, the optionee surrenders shares of common stock meeting certain requirements in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a non-taxable exchange. The basis of the shares surrendered will be treated as the substitute tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

      Under Section 162(m) of the Code and regulations promulgated thereunder, no federal income tax deduction by a publicly-held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million. Section 162(m) excludes “performance based” compensation from its deductibility limits. Compensation realized upon the exercise of stock options is considered “performance based” if, among other requirements, the plan pursuant to which the options are granted has been approved by the sponsoring company’s stockholders, it has a limit on the total number of shares that may be covered by options issuable to any plan participant in any given period and the option exercise price of the grant is at least equal to the fair market value of the underlying stock on the date of grant. The 2003 Incentive Plan allows for grants which should satisfy the requirements of Code Section 162(m).

      Restricted Stock. Generally, the grant of restricted stock has no federal income tax consequences at the time of grant. Rather, at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code), the grantee will recognize ordinary income in an amount equal to the fair market value of such shares. A grantee may, however, elect to be taxed at the time of the grant. The Company generally will be entitled to a tax deduction at the time and in the amount that the grantee recognizes ordinary income.

      Performance Shares. In general, no taxable income is realized by a participant in the plan upon the grant of a performance share award. Such grantee generally would include in ordinary income any cash, and the fair market value of any shares of common stock, paid to him pursuant to such award at the time of payment. The Company generally will be entitled to a tax deduction at the time and in the amount that the grantee recognizes ordinary income.

      Performance Units. In general, no taxable income is realized by a participant in the plan upon the grant of performance units. At the time of payment with respect to performance units, such participant generally would include in ordinary income the dollar amount received with respect to the performance units and/or the fair market value of the shares of common stock delivered to the participant. The Company generally will be entitled to a tax deduction with respect to the amounts paid at the time that the participant recognizes ordinary income.

      Payroll Taxes. In addition to ordinary income tax, amounts that are treated as wages will be subject to federal and state payroll taxes and withholding by the Company.

Benefits Under the Plan

      Because participation in the 2003 Incentive Plan and the amount and terms of awards under the 2003 Incentive Plan are at the discretion of the Committee (subject to the terms of the 2003 Incentive Plan), and because performance goals may vary from award to award and from grantee to grantee, benefits under the 2003 Incentive Plan are not presently determinable. Compensation paid and other benefits granted to named executive officers of the Company for the 2002 year are set forth in the Summary Compensation Table. If the 2003 Incentive Plan had been in effect in 2002, the Company would not have made any awards to key employees because there were sufficient shares available under the 1994 Plan to make the stock-based awards the Committee deemed advisable. The following table indicates the number of stock options that were actually granted in 2002 under the 1994 Plan to the persons and groups shown.

Name	Number of Options

L. Leighton Alston, President and CEO — Company; CEO – Bank	8,083

Richard A. Duncan, Exec. VP — Company; President – Bank	1,576

Steven J. Haack, Sec/Treas. – Company; Exec. VP and CFO – Bank	2,409

H. James Crowe, Exec. VP and COO – Bank	1,183

W. Galen Hobbs, Exec. VP – Bank	1,576

H. B. Lipham, III, Exec. VP – Bank	1,576

Current Executive Officers as a Group	16,403

Employees in 2002 (Excluding Current Executive Officers)	869

      Information Regarding Plans and Other Arrangements Not Subject to Shareholder Action

      The following table gives information as of December 31, 2002, about WGNB Corp. common stock that may be issued upon the exercise of options, warrants and rights under the Company’s existing 1994 Plan, which is the Company’s only outstanding equity compensation plan. The Company does not have any equity compensation plans that were not approved by its shareholders. The 1994 Plan was approved by the Company’s Board of Directors and its shareholders in 1994. The table does not include the 660,000 additional shares proposed to be authorized under the 2003 Incentive Plan for which shareholder approval is currently being sought.

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
	and rights	and rights	(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	100,358	$15.57	39,735

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	100,358	$15.57	39,735

Required Vote and Related Matters

      The affirmative vote of a majority of the common stock present or represented by proxy at the meeting and entitled to vote thereon is required to approve the 2003 Incentive Plan. Because there are no additional shares available for option grants under the Company’s 1994 Plan, the Company will not be able to use equity grants as a means of attracting and encouraging the continued employment of key employees in the event the shareholders do not approve the 2003 Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL ONE.

NOMINATION AND ELECTION OF DIRECTORS
(Proposal Two)

      The Board of Directors currently consists of fourteen members and is divided into three classes, with the term of each class staggered so that in any given year approximately one-third of the total Board membership stands for re-election. Board members are elected for a three-year term and serve until their successors are duly qualified and elected. The terms of the Company’s current Class III directors will expire at the meeting. The terms of the current Class I and Class II directors will expire at the 2004 and 2005 Annual Meetings, respectively.

      The persons named in the enclosed proxy will vote FOR the five nominees named below under “Nominees for Directors” as the five Class III Directors, unless instructed otherwise in the proxy. The persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the persons elected as Class III Directors. Each Director is to hold office until the 2006 Annual Meeting of Shareholders and until his successor is duly qualified and elected.

      The names and certain information concerning the persons to be nominated to become Class III directors by the Board of Directors at the meeting (and information regarding the current Class I and Class II directors which are not up for election at the meeting) are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW UNDER “NOMINEES FOR DIRECTORS”. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons nominated has consented to serve as a director if elected and your Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the Company’s directors (including the nominees) and executive officers is relevant to your consideration of the slate proposed by your Board of Directors.

Nominees For Directors

      The nominees for the Class III directors (each of whom is currently a director of the Company) are:

      L. Leighton Alston
      G. Woodfin Cole
      Richard A. Duncan
      Thomas E. Reeve, III
      Frank T. Thomasson, III

Continuing Members of the Board of Directors

      Class I directors, whose terms expire at the 2004 Annual Meeting of Shareholders, consist of L. Richard Plunkett, Thomas T. Richards, Oscar W. Roberts, III and Wanda Calhoun. Class II directors, whose terms expire at the 2005 Annual Meeting of Shareholders, consist of W. T. Green, Jr., L. G. “Jack” Joyner, R. David Perry, J. Thomas Vance and Charles M. Willis, Sr.

Information as to Nominees, Other Directors and Executive Officers

      The following table provides biographical information for each director, nominee for director, and executive officer of the Company. All executive officers of the Company are chosen by the Board of Directors and serve at the Board’s discretion. Except as otherwise indicated, each individual has been or was engaged in his or her present or last principal occupation, in the same or a similar position, for more than five years. With the exception of Richard Duncan and Oscar Roberts, who are cousins, there are no family relationships among any of the directors or executive officers of the Company.

Name	Age	Position with the Company and Principal Occupation

W. T. Green, Jr.	58	Mr. Green is our Chairman of the Board and has served as a director of the Company and the Bank since 1988. He is a 1966 graduate of the University of Georgia and is Chairman and CEO of Greenway Medical Technologies, a software company located in Carrollton, Georgia that designs computer software applications for healthcare providers. He was also President and CEO of Greenway Corporation, a software company he founded in 1992 that provided check imaging software for financial institutions. Greenway Corporation was sold to The BISYS Group, a publicly held corporation based in Little Falls, NJ in 1998. Mr. Green is Chairman of the Tanner Medical Foundation and a member of the Board of Directors of the State University of West Georgia Foundation. He is past President of the Carrollton Rotary Club and Sunset Hills Country Club.

L. Leighton Alston	50	Mr. Alston is a director of the Company and has served as our Chief Executive Officer and President. He is also a director and the Chief Executive Officer of the Bank. Mr. Alston is a graduate of the State University of West Georgia and of the Graduate School of Banking of the South at Louisiana State University. He joined the Bank in 1978 after working for the Office of the Comptroller of the Currency as Assistant National Bank Examiner. In 1991, Mr. Alston was appointed to the Board of Directors and assumed the position of Chief Executive Officer and President for both companies. He assumed the sole title of Chief Executive Officer of the Bank in December, 1999. Mr. Alston is Chairman of the Carrollton Redevelopment Authority and a member of the Advisory Board of the Salvation Army/IHS Service Center in Carroll County, where he is also responsible for emergency disaster services in Carroll County. He also serves on a number of committees including the Regulation and Taxation Liaison Committee of the Community Bankers Association of Georgia and the Existing Industry Committee of the Carroll County Chamber of Commerce. Mr. Alston is a director of the Carroll Tomorrow Foundation and a member of the Carrollton Lions Club and West Georgia Business and Industrial Leaders Association.

Wanda Calhoun	43	Ms. Calhoun, our newest director, was appointed to the Board of Directors of the Company and the Bank effective December 2002 to fill the vacancy created by the retirement of Joe Whit Walker, our former Chairman of the Board. Ms. Calhoun is an elementary school teacher and has been employed by the Carroll County Board of Education since 1991. She holds both a bachelor and masters degree in education from the State University of West Georgia.

Grady W. Cole	50	Mr. Cole has served as a director of the Company and the Bank since 1992. Mr. Cole is President and CEO of Carroll Realty and Insurance Company where he has been employed since 1978. He is a graduate of the University of Georgia with a BBA in Finance. Mr. Cole currently serves as a director of the Carrollton Housing Authority and is past director of the Carrollton Rotary Club, the State University of West Georgia Foundation and the Tanner Medical Foundation. He is also a past director of the Carrollton City Schools Educational Foundation.

Richard A. Duncan	55	Mr. Duncan has been a director of the Company and the Bank since 1991. He is also an executive officer of both companies serving in

Name	Age	Position with the Company and Principal Occupation

		the role of Company Executive Vice President and Bank President. Mr. Duncan joined the Bank in 1974. He is a graduate of the State University of West Georgia with a B.S. in Business Administration and the Graduate School of Banking of the South at Louisiana State University. Mr. Duncan is a member of the State University of West Georgia Athletic Booster Club, the Carrollton High School Athletic Booster Club and a member and past director of the Carrollton Civitans. He also serves as a Trustee for the West Georgia Foundation.

L. G. (Jack) Joyner	66	Mr. Joyner has served as a director of the Company and the Bank since 1986. He is the owner of J & R Construction & Development, which specializes in commercial construction. He is also President of Ivy Bluff Properties, Ivy Bluff Farms and Joyner Poultry Farms. Mr. Joyner is a member and former Master of the Tyus Masonic Lodge #671 and currently serves as Chairman of the Tyus Baptist Church Finance Committee. He is also a past Chairman of the Board of the Carroll County Cattle Sales Corporation, Chairman of the Board of Southern States and a member of the Carrollton Sertoma Club.

R. David Perry	62	Mr. Perry is a director of the Company and the Bank. He has been a director of the Company since 1984 and a director of the Bank since 1980. He is a retired pharmacist, graduated from the University of Georgia in 1962 with a B.S. in Pharmacy. Mr. Perry practiced pharmacy for twenty-five years and owned Perry’s Westside Pharmacy in Carrollton. After retiring from pharmacy, he served as interim Executive Director of the Carroll County Chamber of Commerce and training consultant for the State University of West Georgia Continuing Education Department. In 1988, Mr. Perry was elected as sole Commissioner of Carroll County and later served as the Chairman of the Board of Commissioners of Carroll County. He also held elected positions as Chairman of the Democratic Executive Committee of Carroll County and member of the City of Carrollton Board of Education. He served as President of the Carrollton Jaycees and a member of Carrollton Kiwanis Club and Carrollton Rotary Club. He served on the Quorum Health Advisory Board, the State of Georgia Environmental Facilities Authority, the Chattahoochee Flint Development Authority, the City of Carrollton Zoning Board and the Recreation Commission. Mr. Perry is past Chairman of the Board of Directors of Tanner Medical Center, and a member of the Board of Directors of Systems & Methods, a computer software company.

L. Richard Plunkett	60	Mr. Plunkett has served as a director of the Company and the Bank since 1992. He is president of Plunkett & Associates, a money management and investment firm. He is a graduate of Brown University and received his Masters of Business Administration, Finance, from Georgia State University. He earned his Chartered Financial Analyst certification in 1973. Mr. Plunkett is a member of the Association for Investment Management and Research, the Society of International Business Fellows and is CEO of the World President’s Organization. He currently serves on the Boards of Southern College of Technology Apparel Education Foundation and Robert Patilla Properties. He is a member of the Board of Trustees of the Michael C. Carlos Museum, Mercer University and the State Private Colleges and University Authority.

Name	Age	Position with the Company and Principal Occupation

Thomas E. Reeve, III, M.D.	46	Dr. Reeve has served as a director of the Company and the Bank since 1992. He is also a partner of Carrollton Surgical Group. He is a graduate of Emory University and the Medical College of Georgia in Augusta and completed Surgical Training at the University of Mississippi Medical Center. He is a member of the Medical Association of Georgia, the Georgia Surgical Society, the Southeastern Surgical Society, the American Society of Breast Surgeons and the American Society of General Surgeons. Dr. Reeve is a Fellow of the American College of Surgeons and a Diplomat of the American Board of Surgery.

Thomas T. Richards	62	Mr. Richards has served as a director of the Company and the Bank since 1984. He is a graduate of Georgia Institute of Technology with a B.S. in Industrial Management and earned his MBA from the Harvard Business School. He is the President of Richards Mortgage Servicing and is a member of the Board of Directors of Greenway Medical Technologies.

Oscar W. Roberts, III	55	Mr. Roberts has served as a director of the Company and the Bank since 1996. He is a graduate of the State University of West Georgia and attended Graduate School at Georgia Institute of Technology. Mr. Roberts has owned a variety of retail and service businesses and currently manages personal investments and serves as a director of Gateway Investment Corp. He served as Treasurer of the Carrollton Kiwanis Club and is a past member of the Carrollton Jaycees.

Frank T. Thomasson, III	52	Mr. Thomasson has served as a director of the Company and the Bank since 1992. He is Division President of Thomasson Printing Company. He is a graduate of the State University of West Georgia. He serves on the Board of Directors of the Printing Industry of Georgia and is a past Chairman. Mr. Thomasson is currently a member of the Carrollton Rotary Club. He is a former director of the Carroll County Chamber of Commerce and former Chairman of the Carrollton Housing Authority.

J. Thomas Vance	56	Mr. Vance has served as a director of the Company and the Bank since 1991. He is a graduate of the University of Georgia School of Law, is a partner with the law firm of Tisinger, Tisinger, Vance & Greer, where his practice concentrates in the areas of business law, municipal law and healthcare law. He serves as General Counsel to Tanner Medical Center, Greenway Medical Technologies, the Carroll County Board of Education and Systems and Methods. He currently serves on the Board of Directors of Greenway Medical Technologies, Northstar Hotels and Camp Sunshine.

Charles M. Willis, Sr.	64	Mr. Willis is a director of the Company and the Bank. He has served as a director of the Company since 1984 and as a director of the Bank since 1972. He is the co-owner of The Squire Shop, a men’s clothing store in Carrollton, Georgia. He graduated from the University of Georgia with a BBA Degree in Business Administration in 1962. He is past President of the Jaycees, Rotary Club and the Carroll County Chamber of Commerce.

Steven J. Haack	43	Mr. Haack is Executive Vice President and Chief Financial Officer of the Bank and Secretary/Treasurer of the Company. He has been employed by the Bank as its Chief Financial Officer since January, 1995 and has served as Secretary/Treasurer of the Company since

Name	Age	Position with the Company and Principal Occupation

		1998. He is a member of the Board of Directors of the Carroll County Water Authority and serves as Moderator on the Stewardship and Finance Committee of First Presbyterian Church in Douglasville. Mr. Haack holds a BBA in Accounting from Iowa State University. Mr. Haack has held senior management positions in banking since 1989. Prior to his banking career, he practiced as a Certified Public Accountant in Atlanta.

W. Galen Hobbs, Jr.	43	Mr. Hobbs is Executive Vice President and Senior Commercial Loan Officer of the Bank. He has been employed by the Bank in various capacities since 1991. Mr. Hobbs holds a BA in Economics from Hampden-Sydney College and an MBA from the State University of West Georgia. He is a graduate of the Graduate School of Banking of the South at Louisiana State University. Mr. Hobbs is a Director of the Carroll County Chamber of Commerce, Treasurer of the Carrollton Rotary Club, Treasurer of the West Georgia Industrial Leaders, and President of the Friends of the Nema Lomason Memorial Library.

H.B. Lipham, III	37	Mr. Lipham is Executive Vice President of the Bank. He has been employed by the Bank in various capacities since 1994, serving as Executive Vice President since 2002. Mr. Lipham holds a BBA in Accounting from the State University of West Georgia. He is a graduate of the University of Georgia Banking School. He serves on the Board of Directors of the Tanner Medical Foundation and the Douglas County United Way. He is also past President of the Villa Rica Lions Club and Optimist Club.

Attendance at Meetings and Board Committees

      The Board of Directors conducts its business through the meetings of its Board and through activities of certain committees of the Bank. All committees act for the Company and the Bank. The Board of Directors of the Company meets monthly and may have additional special meetings. During the fiscal year ending December 31, 2002, the Board of Directors met 12 times. No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended December 31, 2002 and the total number of meetings held by committees on which he or she served during such fiscal year. In addition to other committees, the Board has standing executive, nominating, executive compensation and audit committees. During the fiscal year ending December 31, 2002, these committees were constituted as follows:

      Executive Committee. The Executive Committee consisted of R. David Perry, Chairman, W. T. Green, Jr., L. G. Joyner, Thomas T. Richards, J. Thomas Vance, Charles M. Willis, Sr. and L. Leighton Alston. The function of the Executive Committee is to act on items requiring Board approval between meetings and to coordinate the work of the other committees. The Executive Committee also has final approval on all matters relating to the evaluation and compensation of the Company’s Chief Executive Officer and other executive officers. The Executive Committee met 9 times during the 2002 fiscal year.

      Nominating Committee. The Nominating and Board Review Committee (“Nominating Committee”) consisted of R. David Perry, Chairman, L. G. Joyner and Charles M. Willis, Sr. The function of the Nominating Committee is to select, screen and recommend to the Board nominees for election as directors and to review any shareholder nominations for compliance with the notice procedures set forth in the Company’s Bylaws. For example, shareholder nominations must be in writing and must be received by the Company prior to the deadline stated elsewhere in this proxy statement. In addition, the shareholder must provide certain personal information relating to his ownership of Company shares and information relating to the person such shareholder proposes to nominate for director including such person’s consent to serve if elected. The Nominating Committee also has ongoing responsibility for Board performance, ensuring individual Board members’ continuing commitment to the

Board and the Company’s goals and objectives. The Nominating Committee met 2 times during the 2002 fiscal year.

      Executive Compensation Committee. The Executive Compensation and Management Succession Committee (“Executive Compensation Committee”) consisted of R. David Perry, Chairman, W. T. Green, Jr., Dr. Thomas E. Reeve, III and Frank T. Thomasson, III, all of whom were independent directors. Its functions include the recommendation of compensation levels and officer titles to the Executive Committee for final approval and the review and facilitation of any management transition. The Executive Compensation Committee met 3 times during the 2002 fiscal year.

      Audit Committee. The Compliance, Audit and Examination Committee (“Audit Committee”) consisted of Thomas T. Richards, Chairman, G. Woodfin Cole and Dr. Thomas E. Reeve, III. Its functions include the recommendation of a firm of certified public accountants to serve as independent auditors, discussion of the auditors’ report with the Board of Directors and review of internal audit functions and internal accounting controls. The Board of Directors of the Company has adopted a comprehensive written charter for the Audit Committee, a copy of which was included as Appendix “A” to the Proxy Statement filed in connection with the Company’s 2002 Annual Meeting of Shareholders. The Audit Committee is in the process of reviewing the adequacy of its written charter in light of the numerous new rules and regulations mandated by the Sarbanes-Oxley Act of 2002, many of which affect the composition and requirements for members serving on audit committees and increased Audit Committee functions. To the extent amendments are adopted to the written charter as a result of its review, the Company will include any such amendments in future proxy statements as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The composition of the Company’s Audit Committee complies with the National Association of Securities Dealers, Inc. (“NASD”) rule for audit committees because the Committee has the required three members and Messrs. Richards, Cole and Reeve are independent directors under the applicable NASD rule. The Audit Committee met 7 times during the 2002 fiscal year.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      All compensation decisions made during fiscal 2002 were made exclusively by the Executive Committee, following recommendation by the Executive Compensation Committee, with respect to the Chief Executive Officer and other officers and executive officers. When making its recommendations to the Executive Committee as to officers and executive officers other than the Chief Executive Officer, the Executive Compensation Committee considered the recommendations made by the various supervisors of the officers and executive officers whose compensation was being considered.

      The members of the Executive Committee during fiscal 2002 were Messrs. Perry, Joyner, Richards, Vance, Walker, Willis and Alston, none of whom were officers or employees of the Company or its subsidiaries during fiscal 2002 or any prior year, with the exception of Mr. Alston, who was the Company’s Chief Executive Officer. Mr. Alston was not present for discussion and voting on matters affecting his compensation.

      The members of the Executive Compensation Committee during fiscal 2002 were Messrs. Perry, Green, Reeve and Thomasson, none of whom were officers or employees of the Company or its subsidiaries during fiscal 2002 or in any prior year.

Audit Committee Report

      The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials” filed with the SEC, subject to Regulation 14A or 14C, or subject to the liabilities of Section 18 of the Exchange Act.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Annual Report on Form 10-K of the Company with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. However, members of the Audit Committee are not employees of the Company and have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are, in fact, “independent.”

      The Audit Committee reviewed with Porter Keadle Moore, LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by SAS 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with Porter Keadle Moore, their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

      The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

The Audit Committee

Thomas T. Richards, Chairman G. Woodfin Cole Dr. Thomas E. Reeve, III

Certain Relationships and Related Transactions

      During the past year, West Georgia National Bank, as the Company’s subsidiary, has had banking transactions in the ordinary course of its business with its directors and officers on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the time for comparable transactions with other customers. The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features and have complied with the Bank’s lending policies and statutory lending limits.

      The Company does not intend to enter into any transactions in the future with or involving any of its officers or directors or any members of their immediate family on terms that would be less favorable to the Company than those that would be available from unaffiliated third parties in arms-length transactions. The Company has established an Interested Director Transaction Approval Committee (the “Director Transaction Committee”) and delegated to this committee responsibility for reviewing and approving any transaction (other than banking transactions involving the Bank’s normal depository and loan services) involving the Company and any director (or member of that director’s immediate family or other affiliate of the director). The Director Transaction Committee is made up of three directors, each of whom qualify as a “disinterested director” under Georgia law and independent of management and influence of other members of the Board. To the extent possible, one member of the Director Transaction Committee is the Chairman of the Company’s Audit Committee and one member is the Chairman of the Company’s Executive Committee. The Director Transaction Committee has the ultimate authority to evaluate and, where appropriate, approve any proposed transaction between the Company and a director or related party of a director. In approving a particular transaction, the Director Transaction Committee may consider all factors it deems necessary including the adequacy of the director’s required disclosure, the effect the contemplated transaction could have on the ability of the Company to solicit and receive outside bids for similar services, the level of commitment the director is willing to give to warrant or guarantee the goods or performance of services required under the transaction and the difficulty of the Company in enforcing its rights in the event of a dispute or default by the provider of goods or services under the transaction. For any transaction involving payments that would rise to the level where such transaction would be required to be reported under the securities laws, the Director Transaction Committee is required to perform a market check or solicit at least one competing bid for comparable products or services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the number and percentage of shares of common stock beneficially owned as of March 7, 2003 by each director and nominee for director, each of the executive officers of the Company named in the “SUMMARY COMPENSATION TABLE,” all directors and executive officers as a group, and each person known by the Company to be a beneficial owner of more than five percent (5%) of the common stock. Except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares of common stock listed.

Name of Beneficial Owners[1]	Title	Common Stock Owned	Percent of Class

L. Leighton Alston (a)	CEO, President and Director CEO – Bank	72,190	2.15%

Wanda Calhoun (b)	Director	7,919	*

Grady Woodfin Cole (c)	Director	40,350	1.22%

Richard A. Duncan (d)	Executive Vice President and Director President – Bank	79,374	2.40%

W. T. (Tommy) Green, Jr. (e)	Director	71,769	2.17%

L. G. (Jack) Joyner (f)	Director	97,052	2.93%

R. David Perry	Director	59,700	1.81%

L. Richard Plunkett (g)	Director	12,224	*

Dr. Thomas E. Reeve III (h)	Director	2,335	*

Thomas T. Richards P.O. Box 1510 Carrollton, Georgia (i)	Director	197,555	5.97%

*	Less than 1%

(1)	Information relating to beneficial ownership of common stock is based upon “beneficial ownership” concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes stock owned by spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

Oscar W. Roberts, III (j)	Director	41,718	1.26%

Frank T. Thomasson, III	Director	3,600	*

J. Thomas Vance (k)	Director	19,147	*

Charles M. Willis, Sr. (l)	Director	25,000	*

Steven J. Haack	Secretary and Treasurer Executive Vice President and Chief Financial Officer – Bank	972	*

H. James Crowe	Executive Vice President and Chief Operating Officer – Bank	780	*

W. Galen Hobbs, Jr.	Executive Vice President – Bank	1,050	*

H. B. Lipham, III (m)	Executive Vice President – Bank	2,435	*

Louise Tyus Roberts Jewell (n) 2002 Bowdon Road Carrollton, Georgia		326,872	9.89%

Joe Whit Walker (o) 839 Bethesda Church Road Carrollton, Georgia		315,550	9.54%

Sally A. Bobick P.O. Box 1510 Carrollton, Georgia		199,008	6.02%

All Executive Officers and Directors as a Group (18 persons) (p)		735,170	21.89%

*	Less than 1%

(a)	Includes 9,792 shares owned by Mr. Alston’s mother, which Mr. Alston controls, 116 shares owned by Mr. Alston’s wife, 330 shares owned by Mr. Alston’s children, and 51,234 options which are currently exercisable.

(b)	Includes 4,719 shares owned by Ms. Calhoun’s minor children.

(c)	Includes 300 shares owned by Mr. Cole’s minor children.

(d)	Includes 2,366 shares owned by Mr. Duncan’s minor children and 1,920 shares owned by his wife.

(e)	Includes 3,200 shares owned by W. T. Green Jr. Family Limited Partnership of which Mr. Green is the general partner, 299 shares owned by his wife and 4,422 shares owned by his minor child.

(f)	Includes 4,130 shares owned by Ivy Bluff Properties, Inc., of which Mr. Joyner is president, and 400 shares owned by his wife.

(g)	Includes 6,000 shares owned by Mr. Plunkett’s minor children, 424 shares held by Mr. Plunkett as custodian for his minor children and 5,000 shares owned by High Cotton Investment Partners, LLC, of which Mr. Plunkett is a managing member.

(h)	Includes 735 shares owned by Dr. Reeve’s wife.

(i)	Includes 100 shares owned by Mr. Richards’ wife.

(j)	Includes 2,928 shares owned jointly with Mr. Roberts’ minor children and 500 shares owned by his wife.

(k)	Includes 12,477 shares owned by the Estate of H.W. Richards which are controlled by Mr. Vance in his capacity as executor of the estate and 1,000 shares owned by his minor child.

(l)	Includes 100 shares owned by Mr. Willis’ wife.

(m)	Includes 1,000 shares owned by Lipham Family Investments and 50 shares owned by Budding Tree Ltd., both of which are controlled by Mr. Lipham, 865 shares owned jointly with his wife and 520 shares owned jointly with his father.

(n)	Includes shares held personally and as executrix of the Estate of Oscar W. Roberts, Jr.

(o)	Includes 6,400 shares owned by Mr. Walker’s wife and 38,400 shares owned by the Carl Walker Estate Marital Deduction Trust which are controlled by Mr. Walker.

(p)	See notes (a) through (o) above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and 10% shareholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and any exchange upon which the Company’s securities are listed. Executive officers, directors and 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company’s information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to the Company by the Company’s executive officers, directors and 10% shareholders. The Company believes that, during the fiscal year ending December 31, 2002, all of its executive officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

      The table below sets forth the total compensation paid to the CEO and each of the Company’s five highest paid executive officers (the “Named Executive Officers”) for each of the Company’s last three completed fiscal years:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation

					Other	Securities
Name of Individual &					Annual	Underlying	Other
Principal Position	Year	Salary		Bonus (a)	Compensation	Options(b)	Compensation (c)

L. Leighton Alston	2002	142,856		263,091	*	8,083	18,943
CEO – Company	2001	136,053		276,701	*	8,904	18,263
CEO – Bank	2000	128,960		207,808	*	4,382	16,948

Richard A. Duncan	2002	115,210		47,091	*	1,576	6,721
Exec. VP – Company	2001	109,720		52,728	*	1,646	16,946
President – Bank	2000	104,000		52,767	*	1,043	13,394

Steven J. Haack	2002	100,143		51,222	*	2,409	14,105
Sec/Treas – Company	2001	89,675		40,400	*	1,059	12,389
Exec. VP and CFO – Bank	2000	85,000		36,668	*	548	10,756

H. James Crowe	2002	28,591	(d)	6,013	*	1,183	2,395
Exec. VP and COO – Bank	2001	99,700		42,000	*	1,235	6,171
	2000	94,498		42,146	*	783	11,162

W. Galen Hobbs, Jr.	2002	98,861		29,614	*	1,576	12,297
Exec. VP – Bank	2001	93,262		31,777	*	823	11,583
	2000	88,400		32,053	*	522	11,477

H. B. Lipham, III	2002	103,407		36,643	*	1,576	13,487
Exec. VP – Bank	2001	93,262		31,777	*	823	5,881
	2000	88,400		32,053	*	522	8,659

*	The aggregate amount of certain perquisites and other benefits provided to each of the officers listed above did not exceed the lessor of $50,000 or 10% of his total annual salary and bonus in any of the years reported and so is not required to be included in the table.

(a)	The amounts included represent two bonus plans, a profit sharing plan in which all employees participate and an executive bonus plan. For 2002, the respective amounts attributable to the profit sharing plan and to the bonus plans for each officer, respectively, were as follows: Mr. Alston, $21,012 and $242,079; Mr. Duncan, $16,945 and $30,146; Mr. Haack, $14,729 and $36,493; Mr. Crowe, $0 and $6,013; Mr. Hobbs, $14,541 and $15,073; and Mr. Lipham, $15,209 and $21,434.

(b)	Represents the number of options granted under Incentive Stock Option Agreements, as adjusted for stock splits.

(c)	Includes contributions made to a 401(k) plan and life insurance premiums paid on behalf of such officers. For 2002, the amounts contributed to the 401(k) plan and premiums paid for each officer, respectively, were as follows: Mr. Alston, $18,143 and $800; Mr. Duncan, $5,761 and $960; Mr. Haack, $13,205 and $900; Mr. Crowe, $2,076 and $319; Mr. Hobbs, $11,362 and $935; and Mr. Lipham, $12,545 and $488. Mr. Alston and Mr. Duncan also received director fees disclosed under the section “Director Compensation” on page 22 of this Proxy Statement.

(d)	Mr. Crowe retired from the Bank in March 2002 and forfeited all previously granted and unexercised options.

Option Grants

      Certain executive officers of the Company and the Bank receive stock options under the Company’s 1994 Incentive Stock Option Plan. The options are exercisable after five years from the date of grant at a price that equals the fair market value of the stock at the date of grant. All options expire ten years from the date of grant and are intended to be qualified stock options as defined under Section 422 of the Internal Revenue Code of 1986, as amended. The following table summarizes options granted during 2002 to each of the Named Executive Officers:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed Annual
	Number of Shares of				Rates of Stock Price
	Common Stock	Percent of Total			Appreciation for Option
	Underlying Options	Options Granted to	Exercise or Base		Terms
	Granted in	Employees	Price per	Expiration
Name	2002	in 2002	share	Date	5%	10%

L. Leighton Alston	8,083	46.80%	24.00	02/11/2012	122,001	309,173

Richard A. Duncan	1,576	9.12%	24.00	02/11/2012	23,787	60,282

Steven J. Haack	2,409	13.95%	24.00	02/11/2012	36,360	92,144

H. James Crowe (a)	1,183	6.85%	24.00	02/11/2012	0	0

W. Galen Hobbs, Jr.	1,576	9.12%	24.00	02/11/2012	23,787	60,282

H. B. Lipham, III	1,576	9.12%	24.00	02/11/2012	23,787	60,282

(a)	Mr. Crowe retired from the Bank in March 2002 and forfeited all previously granted and unexercised options.

Option Exercises and Holdings

      The following table sets forth the name of the optionee, number of shares received upon exercise, the dollar value realized, the total number of unexercised options held at December 31, 2002 separately identified as exercisable and unexercisable and the aggregate dollar value of “in-the-money” unexercised options, separately identified as exercisable and unexercisable. The value of unexercised options which are exercisable and unexercisable is based on the stock price of $24.20 per share, the closing market price of the Company’s shares at December 31, 2002.

OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

Number of
				Securities	Value of
				Underlying	Unexercised In the
				Unexercised Options	Money Options at
				at 12/31/02	12/31/02
	Shares acquired			Exercisable/	Exercisable/
Name	on Exercise (#)	Value Realized ($)		Unexercisable	Unexercisable

L. Leighton Alston	2,944	59,248	(1)	36,792/44,371	591,328/817,615
Richard A. Duncan	2,608	48,329	(2)	0/5,415	0/10,759
Steven J. Haack	—	—		0/4,336	0/5,106
H. James Crowe	1,960	36,321	(3)	0/0 (4)	0/0
W. Galen Hobbs, Jr.	—	—		0/3,209	0/4,333
H. B. Lipham, III	—	—		0/3,209	0/4,333

(1)	The options exercised had an exercise price of $7.875 per share. The weighted average of the fair market values of the common stock on the date of exercise was $28.00 per share.

(2)	The options exercised had an exercise price of $9.2188 per share. The weighted average of the fair market values of the common stock on the date of exercise was $27.75 per share.

(3)	The options exercised had an exercise price of $9.2188 per share. The weighted average of the fair market values of the common stock on the date of exercise was $27.75 per share.

(4)	Mr. Crowe retired from the Bank in March 2002. All options outstanding but not exercisable at that time were forfeited.

Director Compensation

      The directors received compensation in the form of fees for services performed as directors and members of various committees. Directors were paid $700 for each board meeting attended. Directors who served on the various committees were paid fees ranging from $75 to $150 per meeting depending on the particular committee involved. Audit Committee members received $75 per month regardless of the number of meetings held. The chairman also received a flat fee of $2,200 per month. Each director had the option to receive his compensation in the form of the Company’s stock. The following table discloses the name and amount of compensation for each director of the Company in 2002.

Name	2002

L. Leighton Alston	$14,200
Richard A. Duncan	12,300
Wanda W. Calhoun	700
Grady Woodfin Cole	9,300
W. T. Green, Jr.	15,700
L. G. Joyner	16,850
R. David Perry	15,250
L. Richard Plunkett	8,700
Dr. Thomas E. Reeve, III	10,050
Thomas T. Richards	18,400	*
Oscar W. Roberts, III	8,800
Frank T. Thomasson, III	9,225
J. Thomas Vance	11,000	*
Joe Whit Walker	24,200
Charles M. Willis, Sr.	16,750

*	indicates director fees paid in stock

Employment Agreements

      On September 10, 1996, the Company entered into an employment agreement with Mr. Alston, the Company’s President and Chief Executive Officer. The employment agreement provided for an initial term of two years with automatic renewal terms of two years until either party gives notice of its intent not to renew the agreement 90 days prior to the end of the then current term. The employment agreement was amended on May 30, 2002 and now provides for three-year terms with automatic renewal terms of three years until either party gives notice of its intent not to renew. The employment agreement, as amended, provides for a base salary of $142,856 for the fiscal year ending December 31, 2002, with annual raises as determined by the Company’s Board of Directors. In addition, Mr. Alston has the right to participate in the Company’s employee benefit plans such as medical coverage, life insurance, pension and profit sharing plans and is entitled to reimbursement of club dues and certain automobile expenses. Under the terms of the employment agreement, employment terminates upon death or total disability of Mr. Alston, and may be terminated by the Company for cause (such as misconduct, commission of certain crimes or acts, or initiation of removal proceedings by federal or state regulatory authorities). The employment agreement contains a change in control provision that provides Mr. Alston with the right to terminate his employment within 24 months of the date of a change in control and have such termination treated as a termination without cause meaning that Mr. Alston shall have the right to continue to be compensated through the term of the employment agreement. In addition, Mr. Alston would have the right to receive a lump sum cash payment in an amount equal to three times his annual compensation for the fiscal year ended immediately preceding the date of the change of control. For purposes of the employment agreement, a change of control is deemed to have occurred at such time as (a) the individuals constituting the Company’s or Bank’s Board of Directors at the beginning of the employment cease for any reason to constitute at least a majority of said Board of Directors (unless any replacement directors are elected by or on the recommendation of the incumbent Board of Directors), (b) a notice is filed with the Office of the Comptroller of the Currency or Federal Reserve for permission to acquire control of the Company or the Bank or more than 50% of the Company’s or Bank’s outstanding common stock, or (c) the Company or the Bank shall become a subsidiary of another entity or shall be merged or consolidated into another entity. The employment agreement also contains certain customary terms regarding proprietary information, confidentiality, and non-competition upon termination.

      In August 2000, the Bank entered into employment agreements with Mr. Duncan, who serves as its President, and with Mr. Lipham and Mr. Hobbs, who serve as Bank Executive Vice Presidents. These employment agreements were amended on April 11, 2002. The employment agreements, as amended, provide for an initial term of two years which may be extended for an additional year unless the executive or the Bank gives the other party notice of his or its intent not to renew the agreement 90 days prior to the end of the initial current term. The employment agreements provide for an initial base salary of $115,210 for Mr. Duncan, $104,000 for Mr. Lipham, and $98,860 for Mr. Hobbs. All compensation levels are subject to annual review and adjustment at the discretion of the Bank and all executives have the right to participate in all employee benefit plans available to similarly situated employees. In addition, Messrs. Duncan, Lipham and Hobbs are all entitled to reimbursement of club dues and a company provided automobile. The employment agreements may be terminated by the Bank for cause in the event of theft, dishonesty, nonperformance or violation of policy or if there has been a change in control (which, for purposes of these employment agreements means any transaction or transactions involving the sale of all or substantially all of the Company’s assets, any transfer of more than 50% of the Company’s common stock, or any merger or consolidation where the surviving entity is not controlled by the shareholders of the Company) and the executive declines to serve the Bank in another position or function at any location without a reduction in salary. The agreements may also be terminated by the Bank without cause although the Bank must pay the executive upon such termination a lump sum payment equal to two years’ salary plus accrued benefits. The employment agreements also contain certain customary terms regarding proprietary information, confidentiality, and non-competition upon termination.

      Also in August 2000, the Bank entered into employment agreements with Mr. Crowe, who served as its Executive Vice President and Chief Operating Officer until Mr. Crowe retired in March 2002, and with Mr. Haack, who serves as its Executive Vice President and Chief Financial Officer. Both of these employment agreements provided for an initial term of two years which may be extended for an additional year unless the executive or the Bank gives the other party notice of its intent not to renew the agreement 90 days prior to the end of the initial current term. Mr. Crowe’s employment agreement provided for an initial base salary of $94,497 and Mr. Haack’s employment agreement (which was amended on April 11, 2002) provides for an initial base salary of $95,060. Mr. Haack’s compensation level continues to be subject to annual review and adjustment at the discretion of the Bank and he has the right to participate in all employee benefit plans available to similarly situated employees. In addition, Mr. Haack is entitled to reimbursement of club dues and a gasoline allowance. As with the employment agreements for Messrs. Duncan, Lipham and Hobbs described above, Mr. Haack’s current employment agreement (as was Mr. Crowe’s prior employment agreement) may be terminated by the Bank for cause in the event of theft, dishonesty, nonperformance or violation of policy or if there has been a change in control and the executive declines to serve the Bank in another position or function at any location without a reduction in salary. The agreements may also be terminated by the Bank without cause although the Bank must pay the executive upon such termination a lump sum payment equal to two years’ salary plus accrued benefits. The employment agreements also contain certain customary terms regarding proprietary information, confidentiality, and non-competition upon termination.

Report On Executive Compensation

      Overview and Philosophy. The Company’s executive compensation policies are established by the Executive Compensation Committee of the Board of Directors. The Executive Compensation Committee’s objectives in designing and administering the specific elements of the Company’s executive compensation program are as follows:

•	To link executive compensation rewards to increases in shareholder value, as measured by favorable long-term operating results and continued strengthening of the Company’s financial condition.

•	To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Company’s long-term operating results and strategic objectives.

•	To correlate, as closely as possible, executive officers’ receipt of compensation with the attainment of specified performance objectives.

•	To maintain a competitive mix of total executive compensation, with particular emphasis on awards related to increases in long-term shareholder value.

•	To attract and retain top performing executive officers for the long-term success of the Company.

      In furtherance of these objectives, the Executive Compensation Committee has determined that there should be three specific components of executive compensation: base salary, a cash bonus and stock benefit plans.

      Base Salary. The Executive Compensation Committee makes its recommendations regarding executive compensation on the basis of surveys of salaries paid to executive officers of other bank holding companies, and other financial institutions similar in size, market capitalization and other characteristics. The Committee’s objective is to provide for base salaries that are competitive with the average salary paid by the Company’s peers. The Committee also takes into account recommendations submitted by persons serving in a supervisory position over a particular officer or executive officer. The Committee’s recommendations are made to the Executive Committee who approves the compensation for the officers and executive officers. In the case of compensation for the Company’s Chief Executive Officer, the Executive Compensation Committee also makes a recommendation to the Executive Committee who approves the appropriate compensation for the Chief Executive Officer. Mr. Alston, however, abstains from voting on and discussions of matters affecting his compensation.

      Bonus. The Company pays a formula-based bonus on an annual basis based on satisfaction of a combination of individual and Company performance objectives. The amount of such bonuses are determined by the Executive Compensation Committee, in accordance with contractual obligations, subject to ratification by the Executive Committee. Draws against expected bonuses are paid on quarterly intervals during the first three quarters of the fiscal year with an additional draw against the expected bonus paid during December at that year. Any final amounts due an executive for bonus compensation are generally paid during February of the next fiscal year, following completion of the Company’s audit for the preceding fiscal year end. As is the case with base salary, the Executive Committee approves annual bonus compensation for the Chief Executive Officer based on the formula guidelines described above.

      Incentive Stock Option Plan. In addition, the Executive Compensation Committee believes that stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Company’s common stock. In 1994, the Company’s Board and shareholders adopted the WGNB Corp. Incentive Stock Option Plan (the “Stock Option Plan”), pursuant to which options to purchase up to 160,000 shares of common stock could be granted. The purposes of the Stock Option Plan are to attract, retain and motivate officers and key employees of the Company and its subsidiaries and to provide incentives and rewards for superior performance. The Company could grant options under the Stock Option Plan only to officers or key employees of the Company or any of its subsidiaries.

      The Executive Compensation Committee or the Board, as appropriate, determines the following pursuant to the Stock Option Plan:

•	the number of shares of common stock that are subject to each option granted (which is calculated based on the amount of the executive’s bonus for the immediately preceding fiscal year divided by the market price of the common stock on the date of grant);

•	the exercise price for each option;

•	the dates on which options are granted, become exercisable and expire; and

•	any other conditions to which the options will be subject.

If an optionee’s employment is terminated for any reason other than death or permanent disability, any portion of the option that has not been previously exercised will terminate immediately. If the optionee dies while employed, the option may be exercised (if the agreement relating to the option so provides), at any time within the twelve-month period after the optionee’s death during which the option would otherwise be exercisable, by the executor or administrator of the optionee’s estate or by persons who have acquired the option directly from the optionee by bequest or inheritance. If the optionee’s employment is terminated due to a permanent disability, the optionee will have the right to exercise the option (if the agreement relating to the option so provides) at any time within the twelve-month period after such termination during which the option would otherwise be exercisable.

      16,403 stock options were granted to executive officers of the Company during fiscal 2002.

      Defined Contribution Plan. The Company maintains a qualified retirement plan pursuant to Internal Revenue Code Section 401(k) (the “401(k) Plan”) covering substantially all employees subject to certain minimum age and service requirements. The 401(k) Plan allows employees to make voluntary contributions and provides for discretionary matching contributions by the Company. The assets of the 401(k) Plan are held in trust for participants and are distributed upon the retirement, disability, death or other termination of employment of the participant. The Board, in its discretion, determines the amount of any Company contributions (currently 5% of the participants’ salary), including the amount of any matching contributions to be made based on participants’ 401(k) contributions (currently 6% of the participants’ contributions).

      Employees who participate in the Profit Sharing Plan may contribute to their 401(k) account between one percent and fifteen percent (in increments of one percent) of their compensation by way of salary reductions that cannot exceed a maximum amount that varies annually in accordance with the Internal Revenue Code. The Company also makes available to 401(k) Plan participants the ability to direct the investment of their 401(k) accounts (including the Company’s matching contributions) in various investment funds.

      The Company contributed $396,637 to the 401(k) Plan on behalf of all employees, including executive officers, during fiscal 2002. These contributions were allocated to the matching contribution accounts in each participant’s 401(k) accounts. The Company’s contributions to each of the executive officers named in the Summary Compensation Table are reflected in the last column of that table. All of the Company’s executive officers who are named in the Summary Compensation Table and who had account balances under the 401(k) Plan were 100% vested in their accounts. Participants’ interests in contributions allocated to their accounts vest over five years.

      Life Insurance. The Company maintains, at its expense, for the benefit of each of its full-time employees life insurance policies in the amount of 2.5 times the employee’s annual salary, up to $250,000. The premiums paid by the Company for the benefit of the executive officers named in the Summary Compensation Table are included in the last column of that table.

Compensation of the Chief Executive Officer

      Mr. Alston’s base salary is established in accordance with the terms of the employment agreement entered into between the Bank and Mr. Alston. See “– Employment Agreements.” The Executive Committee, taking into account the recommendation of the Executive Compensation Committee, determines the Chief Executive Officer’s compensation on the basis of several factors. In determining Mr. Alston’s base salary, the Executive Committee reviewed compensation paid to chief executive officers of similarly situated banks and other financial institutions of similar asset size. The Committee believes that Mr. Alston’s salary is generally competitive with the average salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable and taking into account the Bank’s superior performance and complex operations relative to comparable institutions.

      Mr. Alston received bonus compensation for fiscal 2002 pursuant to the same basic factors as described above under “- Bonus.” In establishing Mr. Alston’s bonus, the Committee considered the Company’s overall performance, record of increase in shareholder value and success in meeting strategic objectives and his personal leadership and accomplishments. These factors were considered in conjunction with the Company’s financial results for fiscal 2002 in relation to the Company’s established business plan and achieving certain annual performance goals, including but not limited to, return on assets and return on equity and satisfactory results of regulatory examinations and independent audits.

      The Company engaged The Bankers Bank to compile a study during the fall of 2002 for the purpose of determining the appropriateness of its current compensation policy including those relating to the Company’s stock option and profit sharing plans and the methods of calculating base salary and bonuses. Other than making a recommendation that the director fees be increased (which the Company will implement for its 2003 fiscal year), the Bankers Bank concluded that the Company’s compensation policy was reasonable and appropriate.

      The Executive Compensation Committee believes that the Company’s executive compensation program serves the Company and its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

The Executive Compensation Committee
R. David Perry W. T. Green, Jr. Thomas E. Reeve, III, M.D. Frank T. Thomasson, III

STOCK PERFORMANCE GRAPH

      The graph and table which follow show the cumulative total return on the Company’s common stock for the period from August 14, 2000, (the date the Company’s common stock was registered under Section 12 of the Securities Exchange Act of 1934) through the fiscal year ended December 31, 2002 with (1) the total cumulative return of all companies whose equity securities are traded on the NASDAQ Stock Market; (2) the total cumulative return of banks and bank holding companies in the south traded on the OTC bulletin board and pink sheets; and (3) the total cumulative return of banks and bank holding companies having assets of $100 million to $500 million and traded on the OTC bulletin board and pink sheets. The comparison assumes $100 was invested after the close of business on August 14, 2000 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the common stock or of any particular index.

Cumulative Total Shareholder Return

Compared With Performance of Selected Indexes
August 14, 2000 through December 31, 2002

Total Return Performance

	08/14/00	12/31/00	06/30/01	12/31/01	06/30/02	12/31/02

WGNB Corp.	100.00	97.03	101.83	105.86	104.33	107.18
NASDAQ - Total US*	100.00	63.76	56.08	50.58	38.20	34.96
SNL South OTC-BB and Pink Banks	100.00	98.22	100.18	106.39	128.39	132.54
SNL $100M-$500M OTC-BB and Pink Banks	100.00	96.91	104.62	111.63	127.71	133.91

INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected Porter Keadle Moore, LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2003. Porter Keadle Moore has audited the Company’s financial statements since 1995. A representative of Porter Keadle Moore will be present at the meeting to respond to any questions and to make a statement on behalf of his firm, if he so desires.

Audit Fees

      The following table provides information relating to the fees billed to the Company by Porter Keadle Moore for the year ended December 31, 2002.

Audit Fees	$71,657

Financial Information Systems
Design and Implementation	$0

All Other Fees	$51,845

      Audit fees include all fees and out-of-pocket expenses for services in connection with the annual audits, review of quarterly financial statements and review of other SEC filings for the Company. All other fees include $33,948 in fees and expenses for review of internal control and compliance procedures, $12,147 in fees and expenses for tax services and $5,750 for the review of other financial information. The Audit Committee discussed these services with Porter Keadle Moore and determined that their provision would not impair Porter Keadle Moore’s independence. There were no fees paid to Porter Keadle Moore for financial information systems design and implementation.

OTHER MATTERS

Solicitation of Proxies

      The Company will solicit proxies for the meeting by mail. The Company will bear the cost of preparing, assembling, printing, mailing and soliciting proxy solicitation materials. The Company’s officers and employees may also solicit proxies in person or by telephone, but they will not be specially compensated for such services. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in forwarding proxy solicitation materials to the beneficial owners of common stock held of record by them.

Transaction of Other Business at the 2003 Annual Meeting

      If notice of a shareholder proposal that has not been submitted to be included in this Proxy Statement was not received by the Company on or before October 25, 2002 (which, pursuant to the advance notice requirements reflected in the Company’s bylaws, is the 120th day prior to the first anniversary of the date the Company mailed its proxy materials to shareholders with respect to the 2002 Annual Meeting of Shareholders), the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment. No proposals had been received as of that date.

      At this time, the Board of Directors does not know of any matters to be presented for action at the 2003 Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matter comes before the meeting, it is intended that the persons who are named in the proxies will vote the shares represented by effective proxies in their discretion.

Shareholder Proposals for the 2004 Annual Meeting

      The Company provides all shareholders with the opportunity, under certain circumstances, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the next Annual

Meeting of Shareholders, which currently is expected to be held in April, 2004. To enable management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in the Company’s Proxy Statement for the next Annual Meeting of Shareholders, any such proposal should be submitted to the Company no later than November 24, 2003, to the attention of its Secretary, at its principal office appearing on the front page of this Proxy Statement. Shareholders may also submit the names of individuals who they wish to be considered by the Board of Directors as nominees for directors. If any proposals are submitted by a shareholder for the next annual meeting and are received by the Company after November 24, 2003, these shareholder proposals will not be presented in the proxy materials to be delivered in connection with the next annual meeting and, if the matters are brought up at the meeting, the persons named in the form of proxy for that annual meeting will be allowed to use their discretionary authority with respect to voting on such shareholder matters.

Incorporation by Reference of this Proxy Statement

      The Audit Committee Report and the Report on Executive Compensation set forth on pages 23 through 26 of this Proxy Statement and the graph and related data set forth under the heading “Stock Performance Graph” on page 27 of this Proxy Statement shall not be deemed to be incorporated by reference into any report, statement or other filing made by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, or in any related prospectus, that incorporates this Proxy Statement by reference, in whole or in part, notwithstanding anything to the contrary set forth therein.

Availability of Form 10-K

      Upon written request, the Company will provide, without charge, to shareholders that are entitled to receive this Proxy Statement a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC (including the financial statements and related schedules, but not including the exhibits thereto, which will be provided upon written request at the shareholder’s expense). Requests for copies should be directed to Steven J. Haack, Secretary, at WGNB Corp., P.O. Box 280, Carrollton, Georgia 30112, or by telephone at (770) 830-2945.

Other Available Information

      The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. Shareholders may inspect and copy such reports, proxy statements and other information at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Shareholders may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. The SEC maintains a World Wide Web site on the internet at http://www.sec.gov that contains reports, proxies, information statements, and registration statements and other information filed with the SEC through the EDGAR system.

      Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

WGNB Corp.

/s/ L. Leighton Alston L. Leighton Alston President and Chief Executive Officer

March 24, 2003

APPENDIX “A”

WGNB CORP.

2003 STOCK INCENTIVE PLAN

Section 1

PLAN INFORMATION

      1.1 Purpose. WGNB Corp. (the “Company”) has established the WGNB Corp. 2003 Stock Incentive Plan (the “SIP”) to further the growth and development of the Company. The SIP encourages the employees of the Company and its Related Companies to obtain a proprietary interest in the Company by owning its stock. The SIP shall also provide employees with an added incentive to stimulate their efforts in promoting the growth, efficiency and profitability of the Company and its Related Companies and may also help to attract outstanding employees to the service of the Company and its Related Companies. Further, the SIP may encourage employees to continue in the employ or service of the Company or a Related Company.

      1.2 Awards Available Under the SIP. The SIP permits Awards of Stock Options, Restricted Stock, Performance Shares and Performance-Based Unit Awards. The types of Stock Options permitted under the SIP are incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”) and Reload Options. The Company intends that ISOs granted under the SIP qualify as incentive stock options under Code §422. NQSOs are options that do not qualify as ISOs and are subject to taxation under Code §83. Awards of Restricted Stock, Performance Shares and/or Performance-Based Unit Awards are subject to taxation under Code §83.

      1.3 Effective Date and Term of the SIP. The Board of Directors of the Company adopted the SIP at its meeting on February 11, 2003, to become effective as of February 15, 2003 (the “Effective Date”), contingent upon the approval of the shareholders of the Company at the April 8, 2003 annual shareholders meeting. Unless earlier terminated by the Company, the SIP shall remain in effect until the tenth anniversary of the date the SIP was approved by the Board. If the SIP is terminated earlier, then it shall remain in effect as long as any Awards are outstanding.

      1.4 Operation, Administration and Definitions. The operation and administration of the SIP is subject to the provisions of this plan document. Capitalized terms used in the SIP are defined in Section 2 below or may be defined within the SIP.

Section 2

PLAN DEFINITIONS

      For purposes of the SIP, the terms listed below are defined as follows:

      2.1 “1933 Act” means the Securities Act of 1933, as amended.

      2.2 “1934 Act” means the Securities Exchange Act of 1934, as amended.

      2.3 “Agreement” means a Stock Option Agreement, a Restricted Stock Agreement, a Performance Share Agreement or a Performance-Based Unit Award Agreement, as applicable, the terms and conditions of which have been established by the Committee, and which has been entered into between the Company and an individual Key Employee of the Company.

      2.4 “Award” means any award or benefit granted to any Participant under the SIP, including, without limitation, the grant of Stock Options and the award of Restricted Stock, Performance Shares and/or Performance-Based Unit Awards.

      2.5 “Bank” means the West Georgia National Bank.

      2.5 “Board” means the Board of Directors of the Company.

      2.6 “Cause” means:

(a) willful and continued failure to substantially perform his duties with the Company or the Bank within seven (7) days after a written demand for substantial performance is delivered to the Key Employee which identifies the manner in which the Company or the Bank believes that the Key Employee has not substantially performed his duties;

(b) unlawful or willful misconduct which is economically injurious to the Company or the Bank or to any entity in control of, controlled by or under common control with the Company and the Bank (and its successors);

(c) indictment for, conviction of, or plea of guilty or nolo contendere to a felony charge; or

(d) habitual drug or alcohol abuse that impairs the Key Employee’s ability to perform the essential duties of his position.

      2.7 “Change in Control” means the date of:

(a) During any 24-consecutive month period, the individuals constituting WGNB’s or the Bank’s Board of Directors (“Beginning Board”) cease for any reason to constitute at least a majority of said Board; provided that in making such determination, a Director elected by or on the recommendation of the Beginning Board shall be deemed to be a member of such Beginning Board; or

(b) A notice or an application is filed with the Office of the Comptroller of the Currency or the Federal Reserve Board (“FRB”) pursuant to Regulation Y of the FRB under the Change in Bank Control Act or the Bank Holding Company Act for permission to acquire control of WGNB or the Bank or more than fifty percent (50%) of WGNB’s or the Bank’s outstanding common stock or equivalent in voting power of any class or classes of outstanding securities of WGNB or the Bank entitled to vote in elections of its Directors, shall be acquired by any corporation or other person or group. “Group” shall mean persons who act in concert as described in Section 14(d)(2) of the 1934 Act; or

(c) WGNB or the Bank shall become a subsidiary of another entity or shall be merged or consolidated into another entity and less than a majority of the outstanding voting share of the parent or surviving entity after such acquisition, merger or consolidation by the owners of the voting shares of WGNB or the Bank immediately before such acquisition, merger or consolidation; or

(d) Substantially all (85% or more) of the assets of WGNB shall be sold to another entity.

      2.8 “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code includes reference to any successor provision of the Code.

      2.9 “Committee” means the Executive Compensation and Management Succession Committee of the Board of Directors of the Company.

      2.10 “Common Stock” means the common stock, $1.25 par value per share, of the Company.

      2.11 “Company” or “WGNB” means WGNB Corp.

      2.12 “Disability” means a Participant’s eligibility to receive long-term disability benefits under a plan sponsored by the Company or one of its Related Companies, or if no such plan is applicable, a Participant’s inability to engage in the essential functions of his or her duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration.

      2.13 “Effective Date” means February 15, 2003, subject to shareholder approval.

      2.14 “Exercise Price” means the purchase price of the shares of Common Stock underlying a Stock Option.

      2.15 “Fair Market Value” means, as of any date of determination, the closing sale price per share of the Common Stock as published in the Eastern Edition of The Wall Street Journal report on the NASDAQ (or other established exchange on which the Common Stock is listed).

      2.16 “SIP” means this WGNB Corp. 2003 Stock Incentive Plan.

      2.17 “Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Code §422.

      2.18 “Key Employee” means any common law employee who serves as an officer of the Company or a Related Company and who is actively employed at the time Awards are made. As required by law, only employees of the Company and any “parent” or “subsidiary” of the Company (as those terms are defined in Code §424) are eligible to receive ISOs.

      2.19 “Nonqualified Stock Option” or “NQSO” means an option that is not an incentive stock option within the meaning of Code §422(b).

      2.21 “Optionee” means a Key Employee who is granted a Stock Option.

      2.22 “Participant” means an Optionee or a Recipient.

      2.23 “Performance-Based Unit Award” means an award of the right, subject to such conditions, restrictions and contingencies as the Committee determines, including specifically the satisfaction of specified Performance Measures, to receive a cash payment.

      2.24 “Performance-Based Unit Award Agreement” means a written agreement or other document signed and dated by the Committee (or its designee) and a Recipient that specifies the terms and conditions of an Award of a Performance-Based Unit Award.

      2.25 “Performance Measures” means any one or more of the criteria or measurements by which specific performance goals may be established and performance may be measured, as determined by the Committee in its discretion, pursuant to the provisions of Section 5.2.

      2.26 “Performance Share” means an award of the right, subject to such conditions, restrictions and contingencies as the Committee determines, including specifically the satisfaction of specified Performance Measures, to receive one share of Common Stock in the future.

      2.27 “Performance Share Agreement” means a written agreement signed and dated by the Committee (or its designee) and a Recipient that specifies the terms and conditions of an Award of Performance Shares.

      2.28 “Pricing Date” means the date on which a Stock Option is granted by the Committee.

      2.29 “Recipient” means a Key Employee who is awarded Restricted Stock, Performance Shares or Performance-Based Unit Awards.

      2.30 “Related Company” means any member within the Company’s controlled group of corporations, as that term is defined in Code §1563(a), in addition to any partnerships, joint ventures, limited liability companies, limited liability partnerships or other entities in which the Company owns more than a 50 percent interest.

      2.31 “Reload Option” means a Stock Option granted to an active employee who is an Optionee who exercises a previously held Stock Option by surrendering Common Stock for part or all of the Exercise Price or withholding amounts, pursuant to the provisions of the SIP.

      2.32 “Reporting Person” means a Key Employee who is subject to the reporting requirements of Section 16 of the 1934 Act.

      2.33 “Restricted Stock” means an Award of Common Stock subject to such conditions, restrictions and contingencies as the Committee determines, including the satisfaction of specified Performance Measures.

      2.34 “Restricted Stock Agreement” means a written agreement signed and dated by the Committee (or its designee) and a Recipient that specifies the terms and conditions of an Award of Restricted Stock.

      2.35 “Stock Option” means an ISO, NQSO or Reload Option, as applicable, granted to a Key Employee under the SIP.

      2.36 “Stock Option Agreement” means a written agreement signed and dated by the Committee (or its designee) and an Optionee that specifies the terms and conditions of a Stock Option or Reload Option.

      2.37 “WGNB” means the Company.

Section 3

PLAN ADMINISTRATION

      3.1 Administration. The Executive Compensation and Management Succession Committee of the Board of Directors of the Company (the “Committee”) shall control and manage the operation and administration of the SIP.

(a) The Committee may make one or more Awards under the SIP to a Key Employee who shall become a Participant in the SIP. The Committee shall decide to whom and when to grant an Award, the type of Award that it shall grant and the number of shares of Common Stock covered by the Award. The Committee shall also decide the terms, conditions, performance criteria, restrictions and other provisions of the Award. The Committee may grant a single Award or an Award in combination with another Award(s) to a Participant. The Committee may grant an Award as an alternate to or replacement of an existing award under the SIP or under any other compensation plan or arrangement of the Company or a Related Company, including a plan of any entity acquired by the Company or a Related Company, upon the cancellation of the existing award. In making Award decisions, the Committee may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to the Company’s success and such other factors as the Committee, in its sole discretion, deems relevant.

(b) In accordance with Section 5 of the SIP, the Committee shall decide whether and to what extent Awards under the SIP shall be structured to conform with Code §162(m) requirements for the exemption applicable to performance-based compensation. The Committee may take any action, establish any procedures and impose any restrictions that it finds necessary or appropriate to conform to Code §162(m). If every member of the Committee does not meet the definition of “outside director” as defined in Code §162(m), the Committee shall form a subcommittee of those members who do meet that definition, and that subcommittee shall have all authority and discretion to act as the Committee to make Awards that conform with Code §162(m).

(c) The Committee shall interpret the SIP, establish and rescind any rules and regulations relating to the SIP, decide the terms and provisions of any Agreements made under the SIP, and determine how to administer the SIP. The Committee also shall decide administrative methods for the exercise of Stock Options. Each Committee decision shall be final, conclusive and binding on all parties.

(d) The Committee shall act by a majority of its then members, at a meeting of the Committee or by unanimous written consent. The Committee shall keep adequate records concerning the SIP and the Committee’s proceedings and acts in such form and detail as the Committee may decide.

      3.2 Delegation by Committee. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate all or some of its responsibilities and powers to any person or persons it selects. The Committee delegates to the Company’s Chief Financial Officer the authority to document any and all Awards made by the Committee under the SIP by execution of the appropriate agreements. The Committee may revoke any such allocation or delegation at any time.

      3.3 Information to be Furnished to Committee. In order for the Committee to discharge its duties, it may require the Company, its Related Companies, Participants and other persons entitled to benefits under the Plan to provide it with certain data and information.

      3.4 Indemnification. In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Company shall indemnify the members of the Committee (and any designees of the Committee, as permitted under Section 3.2), to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the SIP or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles of incorporation or the bylaws of the Company relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their designees) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

Section 4

STOCK SUBJECT TO THE PLAN

      4.1 Stock Subject to Awards.

      Stock subject to Awards and other provisions of the SIP shall consist of the following:

(a) authorized but unissued shares of Common Stock;

(b) shares of Common Stock held by the Company in its treasury; or

(c) shares of Common Stock purchased by the Company in the open market.

      4.2 Shares of Common Stock Subject to Awards.

      Subject to adjustment in accordance with the provisions of Section 10, the maximum number of shares of Common Stock that may be issued under the SIP shall equal 660,000 shares, plus any shares of Common Stock that remain available for grant under the WGNB Corp. Incentive Stock Option Plan (the “1994 Plan”) as of the Effective Date. In addition, the number of shares of Common Stock subject to Awards made under the SIP and/or the 1994 Plan which are forfeited, canceled or expired without the issuance of Common Stock shall again be available for issuance under new Awards made under the SIP.

Section 5

PERFORMANCE-BASED COMPENSATION

      5.1 Awards of Performance-Based Compensation. At its discretion, the Committee may make Awards to Participants intended to comply with the “performance-based” compensation provisions of Code Section 162(m). Therefore, the number of shares becoming exercisable or transferable or amounts payable with respect to grants of Stock Options, awards of Restricted Stock, Performance Shares and/or Performance-Based Unit Awards may be determined based on the attainment of written performance goals approved by the Committee for a performance period. The performance goal shall state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the goal is attained. The performance goals must be established by the Committee in writing no more than 90 days after the commencement of the performance period or, if less, the number of days that is equal to 25% of the relevant performance period. Performance goals will be based on the attainment of one or more Performance Measures. To the degree consistent with Code §162(m), the performance goals may be calculated without regard to extraordinary items.

      5.2 Performance Measures. Performance measures may include the following: (i) earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (ii) earnings before interest expense and taxes (“EBIT”); (iii) net earnings; (iv) net income; (v) operating income; (vi) earnings per share; (vii) growth; (viii) return on shareholders’ equity; (ix) capital expenditures; (x) expenses and expense ratio management; (xi) return on investment; (xii) improvements in capital structure; (xiii) profitability of an identifiable business unit or product; (xiv) profit margins; (xv) stock price; (xvi) market share; (xvii) revenues or sales; (xviii) costs; (xix) cash flow; (xx) working capital; (xxi) return on assets; (xxii) economic value added; (xxiii) industry indices; (xxiv) peer group performance; (xxv) regulatory ratings; (xxvi) asset quality; and (xxvii) gross or net profit. Performance measures may relate to the Company, the Bank and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. In addition, to the extent consistent with the requirements of Code §162, the performance measures may be calculated without regard to extraordinary items.

      5.3 Shareholder Approval. For Awards to constitute performance-based compensation under Code §162(m), the material terms of Performance Measures on which the performance goals are to be based must be disclosed to and subsequently approved by the Company’s shareholders prior to payment of the compensation. Shareholder approval of the SIP is necessary for the Awards to meet the Code §162(m) exemption.

      5.4 Code §162(m) Committee and Committee Certification. Awards intended to qualify for exemption as performance-based compensation shall be granted by a committee of “outside directors” as defined in Code §162(m). Pursuant to the provisions of Section 3.1(b) hereof, the Committee may establish a Code §162(m) subcommittee, if necessary, to make such grants. Any payment of compensation with respect to an Award that is intended to be performance-based compensation will be subject to the written certification of the Code §162(m) Committee that the Performance Measures were satisfied prior to the payment of the performance-based compensation. This written certification may include the approved minutes of the Committee meeting in which the certification is made.

Section 6

STOCK OPTIONS

      6.1 Stock Option Agreement. When the Committee grants a Stock Option hereunder, it shall prepare (or cause to be prepared) a Stock Option Agreement that specifies the following terms:

(a) the name of the Optionee;

(b) the total number of shares of Common Stock to which the Stock Option pertains;

(c) the Exercise Price of the Stock Option;

(d) the date as of which the Committee granted the Stock Option;

(e) the type of Stock Option granted;

(f) the requirements for the Stock Option to become exercisable, such as continuous service, time-based schedule, period and goals for Performance Measures to be satisfied, etc.;

(g) whether Reload Options are available with respect to the Stock Option and if so, any limitations on the granting of or number of successive Reload Options that may be granted with regard to the Stock Option and any Reload Options under the Stock Option; and

(h) the expiration date of the Option.

      6.2 Maximum Number of Shares for Option Awards. Subject to readjustment pursuant to Section 10.1 of the SIP, unless increased by amendment to the SIP and approved by the shareholders of the Company, the maximum number of shares that may be issued under ISOs is 660,000 shares and the maximum number of shares that may be issued as NQSOs is 350,000 under the provisions of the SIP. Further, subject to readjustment pursuant to Section 10.1 of the SIP, the maximum number of shares that may be awarded under Stock Options to any individual during any one calendar year is 100,000 shares.

      6.3 Exercise Price.

(a) The per share Exercise Price of each ISO shall be 100% of the Fair Market Value of a share of Common Stock as of the Pricing Date (110% of the Fair Market Value of a share of Common Stock as of the Pricing Date for an ISO Optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code §424).

(b) Unless otherwise determined by the Committee, the per share Exercise Price of each NQSO shall be 100% of the Fair Market Value of a share of Common Stock as of the Pricing Date; provided, that in the event the Committee determines to use any other price as the per share Exercise Price for an NQSO, such price shall not be less than 85% of the Fair Market Value of a share of Common Stock as of the Pricing Date.

      6.4 Exercisability.

(a) General Schedule. Unless the Committee specifies otherwise in the Stock Option Agreement, each Stock Option shall become exercisable according to the following schedule:

As of the following anniversary of the	The Stock Option shall become
Stock Option's date of grant:	exercisable in the following percentages:

One-year anniversary	20%

Two-year anniversary	20%

Three-year anniversary	20%

Four-year anniversary	20%

Five-year anniversary	20%

Before the one-year anniversary of the date of grant, no part of the Stock Option is exercisable. Once a portion of a Stock Option is exercisable, that portion continues to be exercisable until the Stock Option expires (as described in Section 6.5 hereof).

(b) Other Vesting Requirements. The Committee may impose any other conditions, restrictions and contingencies on awards of Stock Options. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

(c) Accelerated Exercisability. The Committee shall always have the power to accelerate the exercisability of any Stock Option granted under the SIP. In the event of one of the following events, any outstanding Stock Options shall immediately become fully exercisable:

(i) the Optionee’s death;

(ii) the Optionee’s Disability;

(iii) the Optionee’s retirement after either (A) attainment of age 60 with completion of at least 25 years of service with the Company and/or the Bank, or (B) attainment of age 65; or

(iv) a Change of Control of the Company.

      6.5 Expiration Date.

(a) Expiration Date. The Expiration Date of any Stock Option shall be the earliest to occur of the following:

(i) Maximum Term. The date ten (10) years from the date of grant of the Stock Option (or five (5) years from the date of grant for an ISO for an Optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code §424);

(ii) Termination for Cause. The date of the Optionee’s termination of employment with the Company and all Related Companies due to discharge for Cause;

(iii) Death. The one-year anniversary of the Optionee’s termination of employment with the Company and all Related Companies due to death;

(iv) Disability. The one-year anniversary of the Optionee’s termination of employment with the Company and all Related Companies due to Disability;

(v) Retirement. The one-year anniversary of the Optionee’s termination of employment with the Company and all Related Companies due to the retirement after either (A) attainment of age 60 with completion of at least 25 years of service with the Company and/or the Bank, or (B) attainment of age 65; or

(vi) Termination of Employment. The date three (3) months following the date of the Optionee’s termination of employment with the Company and all Related Companies for any reason other than those specified elsewhere in this Section 6.5(a);

If all or part of an ISO is not exercised within three (3) months after the date of the Optionee’s termination of employment for any reason except death and Disability, but remains exercisable, the unexercised portion thereof shall automatically be treated as an NQSO for the remainder of the term of the Option.

The Committee shall always have the authority and discretion to extend the Expiration Date of any Stock Option as long as the extended Expiration Date is not later than the tenth anniversary of the date of grant (or five years from the date of grant for an ISO for an Optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code §424). To the extent the Committee extends the Expiration Date of an ISO beyond any legal period for ISO tax treatment, the ISO shall automatically convert to a NQSO for the remainder of the extended exercise period.

      6.6 Minimum Exercise Amount. Unless the Committee specifies otherwise in the Stock Option Agreement, an Optionee may exercise a Stock Option for less than the full number of shares of Common Stock subject to the Stock Option. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the Stock Option. The Committee may in its discretion specify other Stock Option terms, including restrictions on frequency of exercise and periods during which Stock Options may not be exercised.

      6.7 Payment of Exercise Price. The Optionee must pay the full Exercise Price for shares of Common Stock purchased upon the exercise of any Stock Option at the time of such exercise by one of the following forms of payment:

(a) cash;

(b) by surrendering unrestricted previously held shares of Common Stock that have a value equal to the Exercise Price at the time of exercise. The Optionee must have held the surrendered shares of Common Stock for at least six months before their surrender. The Optionee may surrender shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company, and if required, with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require); or

(c) any combination of the above forms or any other form of payment permitted by the Committee.

      6.8 Reload Options. When the Committee grants a Stock Option, it shall designate in the Stock Option Agreement whether a Reload Option accompanies the Stock Option and any limitations that will apply to the granting of a Reload Option. Unless otherwise designated by the Committee in the applicable Stock Option Agreement, a Stock Option shall not be subject to any Reload Options. If it so desires, the Committee may permit multiple, successive Reload Options for a Stock Option, and may designate such in the Stock Option Agreement; but if no number of Reload Options is specified in the Stock Option Agreement that provides for Reload Options, then the Option shall be subject to only one Reload Option. Notwithstanding the terms of any Stock Option Agreement, the Committee shall grant Reload Options only to Participants who are actively employed in good standing by the Company or a Related Company at the time the grant of the Reload Option is to be made. If the Committee has designated a Stock Option as having an accompanying Reload Option, the Committee shall grant a Reload Option for the same number of shares as is surrendered by the Optionee in payment of the Exercise Price (but not for shares surrendered for tax or other withholding obligations) upon exercise of the Stock Option. The Reload Option shall have the same terms and conditions as the related original Stock Option, including the expiration date of the original Stock Option, except that (i) the Exercise Price for a Reload Option shall be the Fair Market Value of the Common Stock as of the date of grant of such Reload Option, and (ii) the Reload Option shall become fully exercisable six months after its date of grant (except as may be limited by ISO requirements).

      6.9 Transferability. Unless the Committee specifies otherwise in the Stock Option Agreement, an Optionee may transfer Stock Options under the SIP only by the laws of descent and distribution. After the death of an Optionee, only the executor or administrator of the Optionee’s estate may exercise an outstanding Stock Option.

      6.10 Rights as a Shareholder. An Optionee shall first have rights as a shareholder of the Company with respect to shares of Common Stock covered by a Stock Option only when the Optionee has paid the Exercise Price in full and the shares actually have been issued to the Optionee.

Section 7

RESTRICTED STOCK

      7.1 Restricted Stock Agreement. When the Committee awards Restricted Stock under the SIP, it shall prepare (or cause to be prepared) a Restricted Stock Agreement that specifies the following terms:

(a) the name of the Recipient;

(b) the total number of shares of Common Stock to which the Award of Restricted Stock pertains;

(c) the manner in which the Restricted Stock will become nonforfeitable and transferable and a description of any restrictions applicable to the Restricted Stock; and

(d) the date as of which the Committee awarded the Restricted Stock.

      7.2 Maximum Award Per Year. Subject to readjustment pursuant to Section 10.1 of the SIP, the maximum number of shares that may be awarded as Restricted Stock to any individual during any one calendar year is 100,000 shares.

      7.3 Vesting. Unless the Committee specifies in the Restricted Stock Agreement that an alternative vesting schedule shall apply, that other vesting requirements shall apply or that no vesting requirements shall apply, an Award of Restricted Stock shall become vested and nonforfeitable on the fifth anniversary of the date of grant if the Recipient is an employee of the Company or the Bank on that date, and before the fifth anniversary of the date of the Award, no portion of the Restricted Stock shall be vested.

      7.4 Other Vesting Requirements. The Committee may impose any other conditions, restrictions and contingencies on awards of Restricted Stock. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. The Committee may determine, in accordance with Section 5 of the SIP, whether such vesting requirements will conform with the requirements applicable to performance-based compensation under Code §162(m).

      7.5 Accelerated Vesting. The Committee shall always have the right to accelerate vesting of any Restricted Stock awarded under this SIP.

(a) In the event of one of the following events, any outstanding Awards of Restricted Stock that remain subject to vesting requirements shall immediately become vested pursuant to the provisions of subsection (b) hereof:

(i) the Recipient’s death;

(ii) the Recipient’s Disability;

(iii) the Recipient’s retirement after either (A) attainment of age 60 with completion of at least 25 years of service with the Company and/or the Bank, or (B) attainment of age 65; or

(iv) a Change in Control of the Company.

(b) If an outstanding Award of Restricted Stock remains subject only to a time-based vesting schedule (i.e., one that requires only that the Recipient remain employed for the passage of a specified time period), then such Award shall immediately become fully vested and nonforfeitable upon one of the events in subsection (a) above. If an outstanding Award of Restricted Stock remains subject to any other type of vesting schedule or requirement (e.g., a performance-based schedule), then upon one of the events in subsection (a) above, a proportion of the shares subject to such Award shall become vested and nonforfeitable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level.

      7.6 Termination of Employment. Unless the Committee decides otherwise, all shares of Restricted Stock that remain subject to restriction upon the Recipient’s termination of employment for any reason other than the events listed in Section 7.5(a) shall be forfeited by the Recipient.

      7.7 Delivery of Restricted Stock.

(a) Issuance. The Company shall issue the shares of Restricted Stock within a reasonable period of time after execution of the Restricted Stock Agreement; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action. As long as any restrictions apply to the Restricted Stock, the shares of Restricted Stock shall be held by the Committee in uncertificated form in a restricted account.

(b) Legend. Unless the certificate representing shares of the Restricted Stock are deposited with a custodian (as described in subparagraph (c) hereof), each certificate shall bear the following legend (in addition to any other legend required by law):

“The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the WGNB Corp. 2003 Stock Incentive Plan and a Restricted Stock Agreement dated      ,      , between      and WGNB Corp. The Plan and the Restriction Agreement are on file in the office of the Chief Financial Officer of WGNB Corp.”

Such legend shall be removed or canceled from any certificate evidencing shares of Restricted Stock as of the date that such shares become nonforfeitable.

(c) As an alternative to delivering a stock certificate to the Recipient, the Committee may deposit or transfer such shares electronically to a custodian designated by the Committee. The Committee shall cause the custodian to issue a receipt for the shares to the Recipient for any Restricted Stock so deposited. The custodian shall hold the shares and deliver the same to the Recipient in whose name the Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

      7.9 Transferability. Unless the Committee specifies otherwise in the Restricted Stock Agreement, a Recipient may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of shares of Restricted Stock awarded under this SIP while such shares are still subject to restriction.

      7.10 Effect of Restricted Stock Award. Upon issuance of the shares of the Restricted Stock, the Recipient shall have immediate rights of ownership in the shares of Restricted Stock, including the right to vote the shares and the right to receive dividends with respect to the shares, notwithstanding any outstanding restrictions on the Restricted Stock.

Section 8

PERFORMANCE SHARES

      8.1 Performance Share Agreement. When the Committee awards Performance Shares under the SIP, the Committee shall prepare (or cause to be prepared) a Performance Share Agreement that specifies the following terms:

(a) the name of the Recipient;

(b) the total number of Performance Shares awarded;

(c) the period over which performance is to be measured, which may be of a short-term or long-term duration;

(d) the specific Performance Measures upon satisfaction of which the Performance Shares are to become vested and nonforfeitable;

(e) the specific dates as of which Performance Measures are to be measured;

(f) whether the awarded Performance Shares are eligible for dividend credit (as provided in Section 8.4 below); and

(g) the date as of which the Committee awarded the Performance Shares.

      8.2 Maximum Award Per Year. Subject to readjustment pursuant to Section 10.1 of the SIP, the maximum number of shares that may be awarded as Performance Shares to any individual during any one calendar year is 100,000 shares.

      8.3 Performance Share Account. When the Committee awards Performance Shares hereunder, the Company shall establish a bookkeeping account for the Recipient that shall accurately reflect the number of Performance Shares awarded to the Recipient.

      8.4 Dividends. On each date on which a dividend is distributed by the Company on shares of Common Stock (whether paid in cash, Common Stock or other property), the Recipient’s Performance Share account shall be credited with an additional whole or fractional number of Performance Shares. The number of additional Performance Shares to be credited shall be determined by dividing the product of the dividend value times the number of Performance Shares standing in the Recipient’s account on the dividend record date by the Fair Market Value of the Common Stock on the date of the distribution of the dividend (i.e., dividend amount x number of whole and fractional Performance Shares as of the dividend record date / Fair Market Value of Common Stock as of dividend distribution date). Accounts shall be maintained and determinations shall be calculated to three decimal places.

      8.5 Vesting. The Committee shall specify in the Performance Share Agreement the manner in which Performance Shares shall vest and become nonforfeitable, as well as any conditions, restrictions and contingencies to which the Performance Shares are subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. The Committee may determine, in accordance with Section 5 of the SIP, whether such vesting requirements will conform with the requirements applicable to performance-based compensation under Code §162(m).

      8.6 Accelerated Vesting. The Committee shall always have the right to accelerate vesting of any Performance Shares awarded under this SIP.

(a) In the event of one of the following events, any outstanding Awards of Performance Shares that remain subject to vesting requirements shall immediately become vested pursuant to the provisions of subsection (b) hereof:

(i) the Recipient’s death;

(ii) the Recipient’s Disability;

(iii) the Recipient’s retirement after either (A) attainment of age 60 with completion of at least 25 years of service with the Company and/or the Bank, or (B) attainment of age 65; or

(iv) a Change in Control of the Company.

(b) If an outstanding Award of Performance Shares remains subject to performance criteria, then upon one of the events in subsection (a) above, a proportion of the shares subject to such Award shall become vested and nonforfeitable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level.

      8.7 Termination of Employment. Unless the Committee decides otherwise, all shares of Performance Shares that remain subject to restriction upon the Recipient’s termination of employment for any reason other than the events listed in Section 8.6(a) shall be forfeited by the Recipient.

      8.8 Delivery of Common Stock. Upon vesting, Performance Shares shall be converted into Common Stock and the Common Stock shall be issued to the Recipient. Any fractional Performance Share that becomes vested shall be paid to the Recipient in cash based upon the Fair Market Value of an equivalent fraction of a share of the Common Stock on such date. Upon actual issuance of the shares of the Performance Shares, the Recipient shall have immediate rights of ownership in the shares of Performance Shares, including the right to vote the shares and the right to receive dividends with respect to the shares, notwithstanding any outstanding restrictions on the Performance Shares.

      8.9 Transferability. A Recipient may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of Performance Shares awarded under this SIP.

      8.10 Waiver of Restrictions. The Committee may elect, in its sole discretion, to waive any or all restrictions with respect to an award of Performance Shares.

Section 9

PERFORMANCE-BASED UNIT AWARDS

      9.1 Performance-Based Unit Awards. When the Committee awards Performance-Based Unit Awards hereunder, the Committee shall prepare (or cause to be prepared) a Performance-Based Unit Award Agreement or other document(s) that specifies the following terms:

(a) the name of the Recipient;

(b) the amount or range of amounts of the Performance-Based Unit Award;

(c) the period over which performance is to be measured, which may be of a short-term or long-term duration;

(d) the specific Performance Measures upon satisfaction of which the Performance Based Unit Award are to become vested and payable to the Recipient; and

(e) the date as of which the Committee awarded the Performance-Based Unit Award.

      9.2 Maximum Award Per Year. The maximum amount that may be awarded to any individual during any one calendar year under Performance-Based Unit Awards is 100,000 units.

      9.3 Vesting. The Committee shall specify in the Performance-Based Unit Award or other document communicated to the Recipient the manner in which the award shall vest and become payable, as well as any conditions, restrictions and contingencies to which the award is subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. The Committee may determine, in accordance with Section 5 of the SIP, whether such vesting requirements will conform with the requirements applicable to performance-based compensation under Code §162(m).

      9.4 Accelerated Vesting. The Committee shall always have the right to accelerate vesting of any Performance-Based Unit Awards awarded under this SIP.

(a) In the event of one of the following events, any outstanding Performance-Based Unit Awards which remain subject to vesting requirements shall become vested pursuant to the provisions of subsections (b) and (c) hereof:

(i) the Recipient’s death;

(ii) the Recipient’s Disability;

(iii) the Recipient’s retirement after either (A) attainment of age 60 with completion of at least 25 years of service with the Company and/or the Bank, or (B) attainment of age 65; or

(iv) a Change in Control of the Company.

(b) In the event of one of the events in subparagraphs (i), (ii) or (iii) of subsection (a) above, if an outstanding Performance-Based Unit Award remains subject to performance criteria, but the performance measurement period for such Award ends during the year in which such event occurs, then a proportion of the cash amount subject to such an Award may become vested and nonforfeitable if the performance measures are met, as measured at the end of the performance measurement period. The proportion of the cash amount that shall become vested if the performance criteria is met is equal to the proportion of the time completed through the date on which such event occurs to the performance measurement period for the Award. [Example: Award granted on December 31, 2002 with performance measurement period ending December 31, 2005; Recipient dies on July 1, 2005; performance is measured at end of 2005, and if met, Recipient’s estate shall receive 30/36 of the Unit Award at whichever level determined by the performance achieved.] If an outstanding Performance-Based Unit Award remains subject to performance criteria and the performance period for such Award does not end in the year in which an event in subparagraphs (i), (ii) or (iii) occurs, then such Award shall be forfeited by the Recipient. [Example: If the Award granted with performance measurement period ending December 31, 2005, and Recipient dies in December, 2004, the entire Award is forfeited.]

(c) If an outstanding Performance-Based Unit Award remains subject to performance criteria, but the performance measurement period for such Award ends during the year in which a Change in Control of the Company occurs, then a proportion of the cash amount subject to such Award shall become immediately vested and nonforfeitable, equal to the proportion of the time completed through the date of the Change in Control to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the Change in Control. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least amount of cash becoming vested shall be treated as the target level. If an outstanding Performance-Based Unit Award remains subject to performance criteria and the performance period for such Award does not end in the year in which a Change in Control of the Company occurs, then such Award shall be forfeited by the Recipient.

      9.5 Termination of Employment. Unless otherwise specified by the Committee in the Agreement, upon the Recipient’s termination of employment due to any reason other than those listed in Section 9.4(a), the Recipient shall forfeit all rights under any outstanding unvested Performance-Based Unit Awards.

      9.6 Timing and Form of Payment. Upon completion of the time period and satisfaction of the Performance Measures specified for the Performance-Based Unit Award, the Recipient shall be entitled to payment of the amount specified in the award (or a pro rata portion as determined by the Committee under the provisions of Section 9.3 and 9.4), determined as a function of the satisfaction of the level of Performance Measures which has been achieved. All Performance-Based Unit Awards shall be payable in cash as soon as practicable following the end of the performance period; provided, that in its discretion, the Committee may determine to pay any vested Performance-Based Unit Awards in the form of shares of Company Stock.

      9.7 Transferability. A Recipient may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of a Performance-Based Unit Award awarded under this SIP.

      9.8 Waiver of Restrictions. The Committee may elect, in its sole discretion, to waive any or all restrictions with respect to an award of a Performance-Based Unit Award.

Section 10

PLAN OPERATION

      10.1 Certain Corporate Transactions.

(a) Recapitalization. If the Company or the Bank is involved in a corporate transaction or any other event which effects the Common Stock (including, without limitation, any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares), then the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards as follows:

(i) The Committee shall take action to adjust the number and kind of shares of Common Stock that are issuable under the SIP;

(ii) The Committee shall take action to adjust the number and kind of shares of Common Stock subject to outstanding Awards;

(iii) The Committee shall take action to adjust the Exercise Price of outstanding Stock Options; and

(iv) The Committee shall make any other equitable adjustments.

Only whole shares of Common Stock shall be issued in making the above adjustments. Further, the number of shares available under the SIP or the number of shares of Common Stock subject to any outstanding Awards shall be the next lower number of shares, so that fractions are rounded downward. Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code §424. If the Company issues any rights or warrants to subscribe for additional shares pro rata to holders of outstanding shares of the class or classes of stock then set aside for the SIP, then each Optionee shall be entitled to the same rights or warrants on the same basis as holders of outstanding shares with respect to such portion of the Optionee’s Stock Option as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights or warrants.

(b) Reorganization. If the Company or the Bank is part of any reorganization involving merger, consolidation, acquisition of the Common Stock or acquisition of the assets of the Company or the Bank, the Committee, in its discretion, may decide that:

(i) any or all outstanding Awards granted under the SIP shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to each such Award would have been entitled;

(ii) any or all outstanding Stock Options granted hereunder shall become immediately fully exercisable (to the extent permitted under federal or state securities laws);

(iii) any or all Stock Options granted hereunder shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall be terminated after giving at least 30 days’ notice to the Participants to whom such Stock Options have been granted; and/or

(iv) any or all awards of Restricted Stock, Performance Shares and Performance-Based Unit Awards hereunder shall become immediately fully vested, nonforfeitable and/or payable.

(c) Limits on Adjustments. Any issuance by the Company of stock of any class other than the Common Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Stock Option, except as specifically provided otherwise in this SIP. The grant of Awards under the SIP shall not affect in any way the right or authority of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this SIP shall be conclusive.

      10.2 Compliance with Other Laws and Regulations. Distribution of shares of Common Stock under the SIP shall be subject to the following:

(a) Notwithstanding any other provision of the SIP, the Company shall not be required to issue any shares of Common Stock under the SIP unless such issuance complies with all applicable laws (including, without limitation, the requirements of the 1933 Act and Section 16 of the 1934 Act) and the applicable requirements of any securities exchange or similar entity. For Reporting Persons, the Company believes that the SIP and all transactions under the SIP comply with all applicable conditions of Rule 16b-3 under the 1934 Act. If any provision of the SIP, or action by the Committee, fails to so comply, then the Committee shall declare such provision or action null and void ab initio.

(b) When the SIP provides for issuance of Common Stock, the Company may issue shares of Common Stock on a noncertificated basis as long as it is not prohibited by applicable law or the applicable rules of any stock exchange.

(c) The Company may require a Participant to submit evidence that the Participant is acquiring shares of Common Stock for investment purposes.

      10.3 Tax Withholding. The Participant must pay to the Company an amount necessary to cover the minimum required income tax and other withholdings before the Company shall issue Common Stock under the SIP. The Participant may satisfy the withholding requirements by any one or combination of the following methods:

(a) payment in cash; or

(b) payment by surrendering unrestricted previously held shares of Common Stock which have a value equal to the required withholding amount. The Optionee must have held the surrendered shares of Common Stock for at least six months before their surrender. The Optionee may surrender shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company, and if required, with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).

      10.4 Limitation of Implied Rights. The SIP is not a contract of employment. A Key Employee selected as a Participant shall not have the right to be retained as an employee of the Company or any Related Company and shall not have any right or claim under the SIP, unless such right or claim has specifically accrued under the terms of the SIP.

      10.5 Conditions of Participation in the SIP. When the Committee makes an Award, it shall require a Participant to enter into an Agreement in a form specified by the Committee, agreeing to the terms and conditions of the Award and to such additional terms and conditions, not inconsistent with the terms and conditions of the SIP, as the Committee may, in its sole discretion, prescribe. If there is a conflict between any provision of an Agreement and the SIP, the SIP shall control.

      10.6 Evidence. Anyone required to give evidence under the SIP may give such evidence by certificate, affidavit, document or other information which the person acting on the evidence considers pertinent, reliable and signed, made or presented by the proper party or parties.

      10.7 Amendment and Termination of the SIP and Agreements. The Board may amend or terminate the SIP at any time. No such amendment or termination shall adversely affect, in any way, the rights of individuals who have outstanding Awards unless such individuals consent to such amendment or termination. The Committee may amend any Agreement that it previously has authorized under the SIP if the amended Agreement is signed by the Company and the applicable Participant.

      10.8 Action by Company or Related Company. The board of directors of the Company or any Related Company shall take any action required or permitted to be taken by resolution.

      10.9 Gender and Number; Headings. Words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. The headings in this SIP are for convenience of reference. Headings are not a part of the SIP and shall not be considered in the construction hereof.

      10.10 Legal References. Any reference in this SIP to a provision of law which is later revised, modified, finalized or redesignated, shall automatically be considered a reference to such revised, modified, finalized or redesignated provision of law.

      10.11 Notices. In order for a Participant or other individual to give notice or other communication to the Committee, the notice or other communication shall be in the form specified by the Committee and delivered to the location designated by the Committee in its sole discretion.

      10.12 Governing Law. The SIP is governed by and shall be construed in accordance with the laws of the State of Georgia.

FORM OF PROXY

WGNB CORP.

The undersigned hereby appoints L. G. “Jack” Joyner, J. Thomas Vance and Charles M. Willis, Sr., or any one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, $1.25 par value per share, of WGNB Corp. owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Shareholders of WGNB Corp. to be held on April 8, 2003 at 3:00 p.m., local time, at the Carrollton Cultural Arts Center located at 251 Alabama Street, Carrollton, Georgia 30117 and any adjournments thereof for the following purposes:

1.	Approval of the WGNB Corp. 2003 Stock Incentive Plan (Proposal One)

	FOR	☐	AGAINST	☐	ABSTAIN	☐

2.	(a) FOR ALL NOMINEES _____________ WITHHOLD ALL NOMINEES _____________ for election, by the holders of common stock of WGNB Corp. (Proposal Two):

	☐	L. Leighton Alston	Thomas E. Reeve, III
		G. Woodfin Cole	Frank T. Thomasson, III
Richard A. Duncan

Instructions:	To withhold authority to vote for any individual nominee, place an X in the box on the left and strike a line through the name of any nominee(s) listed above.

3.	To transact such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED “FOR” APPROVAL OF THE 2003 INCENTIVE STOCK PLAN IN PROPOSAL ONE AND “FOR” ALL NOMINEES LISTED IN PROPOSAL TWO IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WGNB CORP.

Dated:______________________________, 2003

Signature

Print Name:_____________________________________
Address:_______________________________________
Number of Common Shares Voted:____________________

Please mark, date and sign this Proxy and deliver it to any of the above-named proxies whether or not you plan to attend the meeting. You may revoke a previously delivered Proxy at any time prior to the meeting.